As filed with the Securities and Exchange
                        Commission on February 12, 2004.
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            PERFISANS HOLDINGS, INC.
                 (Name of small business issuer in its charter)

             Maryland                         3674                  91-1869317
(State or other jurisdiction of   (Primary Standard Industrial    (IRS Employer
  corporation or organization)     Classification Code Number)    Identification
                                                                      Number)

                          7828 Kennedy Road, Suite 201
                            Markham, Ontario L3R 5P1
                                 (905) 943-9996
   (Address and telephone number of registrant's principal executive offices)

                                   To-Hon Lam
                             Chief Executive Officer
                          7828 Kennedy Road, Suite 201
                            Markham, Ontario L3R 5P1
                               Ph. (905) 943-9996
                               Fax:(905) 943-7560
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             Arthur S. Marcus, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                               101 E. 52nd Street
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each                   Proposed
Registration     Amount to Be    Maximum    Proposed Maximum     Amount of
Securities to   Registered (2)  Offering      Aggregate Fee    Registration Fee
Be Registered                   Price (1)  Offering Price (1)
--------------------------------------------------------------------------------
Common Stock       Up to         $ 1.95       $17,268,470         $2,187.92
                 8,855,626

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's common stock as reported on the Nasdaq OTC Bulletin Board on February 9, 2004.

     (2) Includes up to 600,000 shares issuable upon exercise of warrants and 4,255,626 shares being registered on behalf of certain existing shareholders of the Registrant. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in the prospectus is not complete and may be changed without notice. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange
Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     NEITHER THE SECURITIES AND EXCHANGE COMMISION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                 Subject to completion, dated February ___, 2004


                                   PROSPECTUS

                                4,000,000 SHARES

                             PERFISANS HOLDINGS, INC

                                  COMMON STOCK

     This prospectus relates to the offer of up to 4,000,000 shares of the common stock of Perfisans Holdings, Inc. by two selling shareholders, SBI Brightline Consulting, LLC. and Trilogy Capital. This prospectus also relates to 600,000 shares of common stock issuable upon the exercise of warrants to be granted to SBI upon their purchase. 300,000 of the warrants are exercisable at $2.00 per share and are issuable upon the purchase of the first 1,000,000 shares by SBI and 300,000 are exercisable at $3.00 per share and are issuable upon the purchase of the second 2,000,000 shares by SBI. In addition, the prospectus relates to the registration of 4,255,626 shares that are being registered on behalf of existing shareholders of ours (the "Company Selling Stockholders").

     SBI and Trilogy may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. 4,600,000 of the shares of our common stock covered by this prospectus may be issued from time to time pursuant to common stock purchase agreements between us, SBI and Trilogy, as further described in this prospectus. We will receive consideration from SBI and Trilogy in connection with our sale of shares to SBI and Trilogy as contemplated by the stock purchase agreement, but we will not receive any of the proceeds from the resale of shares by SBI or Trilogy. We will receive the proceeds of any warrant exercised by SBI. The Company Selling Stockholders may sell their shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. Each Company Selling Stockholder has agreed not to sell more than 30% of their shares being registered in any three-month period.

     SBI and Trilogy are "underwriters" within the meaning of the Securities Act of 1933 in connection with their sales of our common stock. Our common stock trades on the over-the-counter market under the symbol "PFNH."

     The last reported sales price for our common stock on February 9, 2004 was $1.95 per share. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page [7] of this prospectus before investing.

                The date of this prospectus is ___________ 2004

The information in this prospectus is not complete and may be changed without notice. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


Prospectus Summary                                                            1
Summary Historical Financial Information                                      4
Risk Factors                                                                  5
Use of Proceeds                                                              19
Nature of Trading Market                                                     19
Dividend Policy                                                              19
Capitalization                                                               20
SBI and Trilogy Stock Purchase Agreement                                     20
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                                 21
Business                                                                     27
Legal Proceedings                                                            35
Management                                                                   36
Executive Compensation                                                       38
Security Ownership of Certain Beneficial Owners and Management               40
Certain Relationships and Related Transactions                               41
Description of Securities                                                    42
Shares Eligible for Resale                                                   42
Selling Stockholder                                                          43
Plan of Distribution                                                         45
Legal Matters                                                                47
Experts                                                                      47
Where You Can Find Additional Information                                    47
Financial Statements                                                        F-1

                               PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us" and "our", refer to Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks corporation, unless the context otherwise requires. All share numbers in this prospectus give effect to the 30-1 reverse stock split effected in December 2003, unless otherwise indicated.

                            PERFISANS HOLDINGS, INC.

We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. We acquired Perfisans Networks Corporation in December 2003. Perfisans is a technology company focused on the development of cost effective, high performance network and storage chips, Perfisans has designed a high tech gigabit Ethernet solution with TCP offload engine (TOE) implementation at a price which would be affordable to individual consumers and small businesses which we see as the ultimate purchasers of computer systems which utilize our technology. Our TOE technology addresses the growing bottleneck experienced by networks by inserting our network chip in the "motherboard" which allows for increased speed in handling increasingly complex network applications such as peer-to-peer networking, video-over-internet protocol, voice-over-internet protocol, small office home office (SOHO) applications and storage networking under the existing network environment without rebuilding the network or buying expensive equipment.

Computer networking is one of the fastest growing and most dynamic segments of the IT industry. Although PC networking began to be used widely in the 1980s with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

The current drive presents an opportunity for Perfisans to meet the demand for optimized network solutions by developing a family of products (chips) to address the Storage Area Network (SAN), Local Area Network (LAN), Metroplitan Area Network (MAN), and Wide Area Network (WAN). Management intends to ensure that the marketing strategies are appropriate to the products' capabilities and benefits, and the market segments (Consumers, SOHO, and Enterprise market), so as to develop a strong sustainable competitive position in the market. As a result, we intend to implement a strategic alliance with original manufacturers
(OEMs) around the world in order to gain exposure to maximum market share in the shortest possible time.

Stock Purchase Agreement with Selling Stockholders

On February ___, 2004, we entered into stock purchase agreements with SBI Brightline Consulting, LLC and Trilogy Capital that obligate each of SBI and Trilogy to purchase, upon our election, up to 4,000,000 shares of our common stock for an aggregate purchase price of $10.0 million. At our election, we may sell the shares to SBI and Trilogy in two tranches that must be sold in the following order:

                                  Number of           Purchase Price
                                   Shares                Per Share
                                  ---------           --------------
           Tranche 1              2,000,000              $2.00
           Tranche 2              2,000,000              $3.00

Except for the requirement to sell the tranches in order, there is no limitation on when we may require SBI and Trilogy to purchase the shares included in any tranche. We are not obligated to sell any shares to SBI or Trilogy unless and until we make an election to do so. If we sell all the shares to SBI and Trilogy, the shares will be sold at a weighted average purchase price of $2.50 per share.

     This prospectus relates to shares of common stock that may be purchased by SBI and Trilogy pursuant to the stock purchase agreements, as well as the shares issuable upon exercise of the 600,000 warrants issued to SBI upon their purchase of their shares. This prospectus also relates to an aggregate of 4,255,626 shares that are owned by the Company Selling Stockholders.

The Offering

Securities Offered     Up to  4,000,000  shares  that may be acquired by SBI and
by SBI and Trilogy     Trilogy pursuant to the stock purchase agreements between
                       us, SBI and Trilogy

Use of  Proceeds       We will not receive any proceeds from the sale by SBI and
                       Trilogy of shares in this offering. We will receive proceeds from the sale of shares to SBI and Trilogy pursuant to the SBI and Trilogy stock purchase agreement.
                       We expect to use such proceeds for working capital and for other general corporate purposes, including research and product development, and sales and marketing.

Risk Factors           An investment in our common stock  involves a high degree
                       of risk and could result in a loss of your entire investment.

OTC Symbol             PFNH

Executive Offices

Our executive offices are located at 7828 Kennedy Road, Suite 201, Markham, Ontario, Canada L3R 5P1. Our telephone number is (905) 943-9996 and our website is: www.perfisans.com. The information on our website is not part of this prospectus.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summarized financial information as of and for the nine months ended September 30, 2003 and as of and for the fiscal years ended December 31, 2002 and 2001. The information is extracted from the financial statements of Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks Corporation presented elsewhere in this prospectus and in previous filings and should be read in conjunction therewith.


                                    YEARS ENDED             NINE MONTHS ENDED
                                    DECEMBER 31,              SEPTEMBER 30,
                              -----------------------   -----------------------
                                 2001          2002          2002        2003
                              ---------   -----------   -----------   ---------


SUMMARY INCOME STATEMENT DATA
Revenue                       $   4,948   $     1,131   $     1,228   $  15,872
Total expenses                $ 908,889   $ 1,761,999   $ 1,491,634   $ 583,539
                              ---------   -----------   -----------   ---------
Net (loss)                    $(898,130)  $(1,760,076)  $(1,490,406)  $(567,667)
                              =========   ===========   ===========   =========


                                   AT SEPTEMBER 30,        AT DECEMBER 31,
                                      ----------       ------------------------
                                         2003            2002           2001
                                      ----------       ---------      ---------

SUMMARY BALANCE SHEET DATA
Total assets                          $1,209,556       $ 386,768      $ 570,646
Total liabilities                     $  790,504       $ 688,442      $ 204,297
Stockholders' equity                  $ (419,052)      $(301,674)     $(366,349)
(deficiency)                          ==========       =========      =========

RISK FACTORS

You should carefully consider the risks described below before buying shares of our common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses and no revenues to date and can not assure that we will be profitable in the foreseeable future.

RISKS RELATED TO OUR COMPANY

WE HAVE GENERATED NO REVENUES. IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

Although we are in the final stages of the development of our initial products, we are still in our formative and development stage. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, we have incurred substantial operating expenses without generating significant revenues.

WE HAVE A HISTORY OF LOSSES.

For the fiscal years ended December 31, 2002 and 2001, our operating subsidiary, Perfisans Networks Corporation incurred net losses of $1,670,170 and $748,801, respectively, and for the nine months ended September 30, 2003 it incurred a net loss of $563,369. We expect to continue to incur losses as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic weakness may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

WE ARE DEPENDENT ON RAISING ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

Because we are a development stage company and have no revenues, we need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail. The funds that we raise by selling stock to SBI and Trilogy under the stock purchase agreements may not be sufficient to carry out all of the plans described in this prospectus or to fund our operating losses until we are able to generate enough revenues to sustain our business. We do not have commitments for additional financing. To secure additional financing, we may have to borrow money or sell more securities, which may reduce the value of the securities to be sold by SBI and Trilogy in this offering. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our President and Vice President of Operations and Business Development and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed, which will have a material adverse effect on our business.

In addition, as the source of our technological and product innovations, our key technical personnel represent a significant asset. Our success depends on our ability to continue to attract, retain and motivate qualified technical personnel. The competition for technical personnel is intense in the semiconductor industry, and we therefore cannot assure you that we will be able to attract and retain qualified technical and other personnel necessary for the design, development, manufacture and sale of our products. We may have particular difficulty attracting and retaining key personnel during periods of poor operating performance, given, among other things, the use of equity-based compensation by us and our competitors. The loss of the services of one or more of our key employees or our inability to attract, retain and motivate qualified technical personnel, could have a material adverse effect on our ability to operate our business.

FAILURE TO PROPERLY MANAGE OUR POTENTIAL GROWTH WOULD BE DETRIMENTAL TO OUR BUSINESS.

Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our technical, accounting, finance, marketing, sales and editorial staffs. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. Failure to manage our growth effectively could hurt our business.

LACK OF DIVERSIFICATION.

Because of the extremely limited financial resources that we have, it is unlikely that we will be able to further diversify our operations. Our probable inability to diversify our activities will subject us to economic fluctuations within one or two particular businesses or industries and therefore increase the risks associated with our operations.

RISKS RELATED TO OUR BUSINESS

WE OPERATE IN THE HIGHLY CYCLICAL COMPUTER CHIP INDUSTRY, WHICH IS SUBJECT TO SIGNIFICANT DOWNTURNS.

From time to time changes in general economic conditions, together with other factors, cause significant upturns and downturns in the industry. Periods of industry downturn, as we experienced beginning in calendar year 2001, have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. These characteristics, and in particular their impact on the level of demand for computer chips, may cause substantial fluctuations in our revenues and results of operations.

During the late 1990's and extending into 2000, the computer chip industry enjoyed unprecedented growth. However, beginning in calendar year 2001, the industry was adversely impacted by a global economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate our products. The impact of weakened end-customer demand was compounded by higher than normal levels of inventories among our original equipment manufacturer, or OEM, subcontractor and distributor customers. Should the reduced end-customer demand continue, this could result in underutilization of our manufacturing capacity, changes in revenue mix and other impacts that would continue to materially and adversely affect our operating results.

Because of the cyclical nature of the computer chip industry, we cannot assure you of the timing, duration or magnitude of any recovery in our industry or that a recovery will occur. We cannot assure you that the computer chip semiconductor industry will not experience renewed, and possibly more severe and prolonged, downturns in the future, or that our operating results or financial condition will not be adversely affected by them. We have experienced these cyclical fluctuations in our business and may experience cyclical fluctuations in the future.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE CHIP MANUFACTURING INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER.

Our future success depends on our ability to compete effectively with other manufacturers of network and storage chips, including major manufacturers of chips which have greater resources than we do. We are an early-stage research and development company engaged exclusively in developing our initial products. We have not yet completed our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established chip manufacturing companies. Most of our potential competitors will be established, well-known companies that have:

          o    substantially   greater   financial,   technical   and  marketing
               resources;

          o    larger customer bases;

          o    better name recognition;

          o    related product offerings; and

          o    larger marketing areas.

Companies such as Intel, Broadcom and AMD are major, international providers of chip solutions for the network and storage industry. Because these companies may possibly develop alternative solutions for their own product lines, they may ultimately be in competition with us. These companies represent a wide array of products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we do. If we do not compete effectively with current and future competitors, our future growth and operating results will be adversely affected.

THE MARKETS INTO WHICH WE SELL OUR PRODUCTS ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE.

The demand for our products can change quickly and in ways we may not anticipate. Our markets generally exhibit the following characteristics:

          o    rapid technological developments and product evolution;

          o    rapid changes in customer requirements;

          o    frequent new product introductions and enhancements;

          o demand for higher levels of integration, decreased size and decreased power consumption;

          o short product life cycles with declining prices over the life cycle of the product; and

          o    evolving industry standards.

These changes in our markets may contribute to the obsolescence of our products. Our products could become obsolete or less competitive sooner than anticipated because of a faster than anticipated change in one or more of the above-noted factors.

IF OEMs AND ODMs OF ELECTRONICS PRODUCTS DO NOT DESIGN OUR PRODUCTS INTO THEIR EQUIPMENT, WE WILL HAVE DIFFICULTY SELLING THOSE PRODUCTS. MOREOVER, A "DESIGN WIN" FROM A CUSTOMER DOES NOT GUARANTEE FUTURE SALES TO THAT CUSTOMER.

Our products will not be sold directly to the end-user, if at all, but will be components or subsystems of other products. As a result, we expect to rely on OEMs and ODMs of electronics products to select our products from among alternative offerings to be designed into their equipment. Without these "design wins," we will have difficulty selling our products. If a manufacturer designs another supplier's product into one of its product platforms, it will be more difficult for us to achieve future design wins with that platform because changing suppliers involves significant cost, time, effort and risk on the part of that manufacturer. Also, achieving a design win with a customer would not ensure that we will receive significant revenues from that customer. Even after a design win, should we obtain one, the customer would not be obligated to purchase our products and could choose at any time to reduce or cease use of our products, for example, if its own products are not commercially successful, or for any other reason. We cannot assure you that we will ever to achieve design wins or that we would be able to convert any design wins into actual sales.

LENGTHY PRODUCT DEVELOPMENT AND SALES CYCLES ASSOCIATED WITH OUR PRODUCTS MAY RESULT IN SIGNIFICANT EXPENDITURES BEFORE GENERATING ANY REVENUES RELATED TO THOSE PRODUCTS.

After our product has been developed, tested, and manufactured, our customers may need three months to integrate, test and evaluate our products and an additional three months to begin volume production of equipment which incorporates the products. This lengthy cycle time increases the possibility that a customer may decide to cancel or change product plans, which could reduce or eliminate our sales to that customer. As a result of this lengthy sales cycle, we may incur significant research and development expenses, and selling, general and administrative expenses, before we generate the related revenues for these products. Furthermore, we may never generate the anticipated revenues from a product after incurring such expenses if our customer cancels or changes its product plans.

UNCERTAINTIES INVOLVING THE ORDERING AND SHIPMENT OF OUR PRODUCTS COULD ADVERSELY AFFECT OUR BUSINESS.

We expect that any sales will typically be made pursuant to individual purchase orders and not under long-term supply arrangements with any customers. Any customers we obtain may cancel orders before shipment. Additionally, we expect to sell a portion of our products through distributors, some of whom will have rights to return unsold products. We may purchase and manufacture inventory based on estimates of customer demand for our products, which is difficult to predict. This difficulty may be compounded if we sell to OEMs indirectly through distributors or contract manufacturers, or both, as our forecasts of demand will then be based on estimates provided by multiple parties. In addition, customers may change their inventory practices on short notice for any reason. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to a change in anticipated order volumes, could result in us holding excess or obsolete inventory, which could result in inventory write-downs and, in turn, could have a material adverse effect on our financial condition.

AVERAGE PRODUCT LIFE CYCLES IN THE SEMICONDUCTOR INDUSTRY TEND TO BE VERY SHORT.

In the computer chip industry, product life cycles tend to be short relative to the sales and development cycles. Therefore, the resources devoted to product sales and marketing may not result in material revenue, and from time to time we may need to write off excess or obsolete inventory. If we were to incur significant marketing expenses and investments in inventory that we are not able to recover, and we are not able to compensate for those expenses, our operating results would be materially and adversely affected. In addition, if we sell our products at reduced prices in anticipation of cost reductions but still hold higher cost products in inventory, our operating results would be harmed.

OUR MANUFACTURING PROCESSES ARE EXTREMELY COMPLEX AND SPECIALIZED.

Our manufacturing operations are complex and subject to disruption, including for causes beyond our control. The fabrication of integrated circuits is an extremely complex and precise process consisting of hundreds of separate steps. It requires production in a highly controlled, clean environment. Minor impurities, contamination of the clean room environment, errors in any step of the fabrication process, defects in the masks used to print circuits on a wafer, defects in equipment or materials, human error, or a number of other factors can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to malfunction. Because our operating results are highly dependent upon our ability to produce integrated circuits at acceptable manufacturing yields, these factors present could have a material adverse affect on our business. In addition, we may discover from time to time defects in our products after they have been shipped, which may require us to replace such products.

Additionally, our operations may be affected by lengthy or recurring disruptions of operations at any of our production facilities or those of our subcontractors. These disruptions may include electrical power outages, fire, earthquake, flooding, war, acts of terrorism, or other natural or man-made disasters. Disruptions of our manufacturing operations could cause significant delays in shipments until we are able to shift the products from an affected facility or subcontractor to another facility or subcontractor. In the event of such delays, we cannot assure you that the required alternative capacity, particularly wafer production capacity, would be available on a timely basis or at all. Even if alternative wafer production or assembly and test capacity is available, we may not be able to obtain it on favorable terms, which could result in higher costs and/or a loss of customers. We may be unable to obtain sufficient manufacturing capacity to meet demand, either at our own facilities or through external manufacturing or similar arrangements with others. Any disruptions could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO MAINTAIN AND IMPROVE MANUFACTURING YIELDS THAT CONTRIBUTE POSITIVELY TO OUR GROSS MARGIN AND PROFITABILITY.

Minor deviations or perturbations in the manufacturing process can cause substantial manufacturing yield loss, and in some cases, cause production to be suspended. Manufacturing yields for new products initially tend to be lower as we complete product development and commence volume manufacturing, and typically increase as we bring the product to full production. Our forward product pricing includes this assumption of improving manufacturing yields and, as a result, material variances between projected and actual manufacturing yields will have a direct effect on our gross margin and profitability. The difficulty of accurately forecasting manufacturing yields and maintaining cost competitiveness through improving manufacturing yields will continue to be magnified by the increasing process complexity of manufacturing semiconductor products. Our manufacturing operations will also face pressures arising from the compression of product life cycles, which will require us to manufacture new products faster and for shorter periods while maintaining acceptable manufacturing yields and quality without, in many cases, reaching the longer-term, high-volume manufacturing conducive to higher manufacturing yields and declining costs.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO DEVELOP NEW PRODUCTS AND REDUCE COSTS IN A TIMELY MANNER.

The computer chip industry is highly cyclical and characterized by constant and rapid technological change, rapid product evolution, price erosion, evolving technical standards, short product life cycles, increasing demand for higher levels of integration and increased miniaturization, and wide fluctuations in product supply and demand. In particular, the markets into which we sell demand cutting-edge technologies and new and innovative products. Our operating results depend largely on our ability to continue to introduce new and enhanced products on a timely basis. The development and commercialization of semiconductor devices, modules and system solutions is highly complex. Successful product development and introduction depends on numerous factors, including:

          o the ability to anticipate customer and market requirements and changes in technology and industry standards;

          o the ability to obtain capacity sufficient to meet customer demand;

          o the ability to define new products that meet customer and market requirements;

          o the ability to complete development of new products and bring products to market on a timely basis;

          o the ability to differentiate our products from offerings of our competitors;

          o    overall market acceptance of our products; and

          o the ability to obtain adequate intellectual property protection for our new products.

We cannot assure you that we will have sufficient resources to make the substantial investment in research and development needed to develop and bring to market new and enhanced products in a timely manner. We will be required to continually evaluate expenditures for planned product development and to choose among alternative technologies based on our expectations of future market growth. We cannot assure you that we will be able to develop and introduce new or enhanced computer chip products in a timely and cost-effective manner, that our products will satisfy customer requirements or achieve market acceptance or that we will be able to anticipate new industry standards and technological changes. We also cannot assure you that we will be able to respond successfully to new product announcements and introductions by competitors or to changes in the design or specifications of complementary products of third parties to which our products interface.

In addition, prices of products may decline, sometimes significantly, over time. We believe that to remain competitive we must continue to reduce the cost of producing and delivering existing products at the same time that we develop and introduce new or enhanced products. We cannot assure you that we will be able to continue to reduce the cost of our products to remain competitive.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND WE MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS. OUR INABILITY TO PROTECT OUR RIGHTS COULD IMPAIR OUR BUSINESS AND CAUSE US TO INCUR SUBSTANTIAL EXPENSE TO ENFORCE OUR RIGHTS.

Proprietary rights are critically important to us. Although we have filed for patent protection of our two initial products and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them, we cannot assure you that any patents will be issued. Although we will seek to defend our patents and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR TECHNOLOGY, WHICH WILL MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products maybe adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

FLUCTUATIONS IN THE PERSONAL COMPUTER MARKET MAY CONTINUE TO MATERIALLY ADVERSELY AFFECT US.

Our business is, and particularly our PC processor product lines are, closely tied to the personal computer industry. Industry-wide fluctuations in the PC marketplace, including the current industry downturn, which has continued throughout 2003, have materially adversely affected us and may materially adversely affect us in the future. If we experience a sustained reduction in the growth rate of PCs sold, sales of our microprocessors may decrease. If market conditions do not improve, shipments to our customers could be limited until customer demand increases and supply chain inventories are fully balanced with end user demand.

In addition, current trends of consolidation within the personal computer industry, as recently evidenced by the Hewlett-Packard/Compaq merger, as well as potential market share increases by customers who exclusively purchase microprocessors from Intel Corporation, such as Dell Corporation, could further materially adversely affect us.

UNLESS WE MAINTAIN MANUFACTURING EFFICIENCY, OUR FUTURE PROFITABILITY COULD BE MATERIALLY ADVERSELY AFFECTED.

Manufacturing semiconductor components involves highly complex processes that require advanced equipment. We and our competitors continuously modify these processes in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot be sure that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

From time to time, we have experienced difficulty in beginning production at new facilities, transferring production to other facilities, and in effecting transitions to new manufacturing processes that have caused us to suffer delays in product deliveries or reduced yields. We cannot be sure that we will not experience manufacturing problems in achieving acceptable yields or product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, transferring production to other facilities, upgrading or expanding existing facilities or changing our process technologies, which could result in a loss of future revenues. Our results of operations could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

WE CANNOT BE CERTAIN THAT OUR SUBSTANTIAL INVESTMENTS IN RESEARCH AND DEVELOPMENT OF PROCESS TECHNOLOGIES WILL LEAD TO IMPROVEMENTS IN TECHNOLOGY AND EQUIPMENT USED TO FABRICATE OUR PRODUCTS OR THAT WE WILL HAVE SUFFICIENT RESOURCES TO INVEST IN THE LEVEL OF RESEARCH AND DEVELOPMENT THAT IS REQUIRED TO REMAIN COMPETITIVE.

We make substantial investments in research and development of process technologies in an effort to improve the technologies and equipment used to fabricate our products. For example, the successful development and implementation of silicon on insulator technology is critical to our eighth-generation family of microprocessors. However, we cannot be certain that we will be able to develop or obtain or successfully implement leading-edge process technologies needed to fabricate future generations of our products. Further, we cannot assure you that we will have sufficient resources to maintain the level of investment in research and development that is required for us to remain competitive.

IF OUR PRODUCTS ARE NOT COMPATIBLE WITH SOME OR ALL INDUSTRY-STANDARD SOFTWARE AND HARDWARE, WE COULD BE MATERIALLY ADVERSELY AFFECTED.

Our products may not be fully compatible with some or all industry-standard software and hardware. Further, we may be unsuccessful in correcting any such compatibility problems in a timely manner. If our customers are unable to achieve compatibility with software or hardware after our products are shipped in volume, we could be materially adversely affected. In addition, the mere announcement of an incompatibility problem relating to our products could have a material adverse effect on us.

COSTS RELATED TO DEFECTIVE PRODUCTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

One or more of our products may be found to be defective after the product has been shipped to customers in volume. The cost of a recall, software fix, product replacements and/or product returns may be substantial and could have a material adverse effect on us. In addition, modifications needed to fix the defect may impede performance of the product.

WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. THE LOSS OF, OR OUR INABILITY TO MAINTAIN, THESE LICENSES COULD RESULT IN INCREASED COSTS OR DELAY SALES OF OUR PRODUCTS.

We license technology from third parties, including software that is integrated with internally-developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. This software may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

DEVELOPMENT OF NEW PRODUCTS.

The software industry is highly competitive and characterized by changing client preferences and continuous introduction of new products and/or services. We believe that our future growth will depend, in part, on our ability to anticipate changes in client preferences and develop and introduce, in a timely manner, new products and/or services that adequately address such changes. There can be no assurance that we will be successful in developing, introducing and marketing new products and/or services on a timely and regular basis. If we are unable to introduce new products and/or services or if our new products and/or services are not successful, such events could have a material, adverse effect upon our business, operating results and financial condition.

GLOBAL ECONOMIC CONDITIONS THAT IMPACT THE COMPUTER CHIP INDUSTRY COULD NEGATIVELY AFFECT OUR REVENUES AND OPERATING RESULTS.

Global economic weakness can have wide-ranging effects on markets that we serve. The computer chip industry appears to be recovering from an industry-wide recession, but we cannot predict whether a recovery will continue, the rate of any such recovery, or what effects negative events, such as war, may have on the economy or the computer chip industry. The continued threat of terrorism and heightened security and military action in response to this threat, or any future acts of terrorism, may cause further disruptions to the global economy and to the computer chip industry and create further uncertainties. Further, an economic recovery may not benefit us in the near term. If it does not, our ability to generate revenues and operating results may be impaired.

RISKS RELATED TO THIS OFFERING

OUR STOCK PURCHASE AGREEMENTS WITH SBI AND TRILOGY AND THE ISSUANCE OF SHARES TO SBI AND TRILOGY THEREUNDER MAY CAUSE SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND HAVE AN ADVERSE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

The resale by SBI and Trilogy of our common stock that they purchase from us will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we sell to SBI and Trilogy will be available for immediate resale, the mere prospect of our sales under the stock purchase agreements could depress the market price for our common stock. The issuance of shares to SBI and Trilogy will dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The trading price of our common stock during the several month period leading up to this offering was less than the price per share for the shares that would be sold under our stock purchase agreement with SBI and Trilogy; however, in the event that our trading price rose above the weighted-average purchase price of all shares covered by the SBI and Trilogy agreement. If we sell shares to SBI and Trilogy at prices less than the current trading price of our common stock at the time of the sale, SBI and Trilogy may have an incentive to immediately resell such shares in the market which may, in turn, cause the trading price of our common stock to decline.

RISKS RELATED TO HOLDING OUR SECURITIES

THE SO-CALLED "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

          o make a special suitability determination for purchasers of our shares;

          o receive the purchaser's written consent to the transaction prior to the purchase; and

          o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker- dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

          o    variations in our quarterly operating results;

          o our ability to complete the research and development of our technologies;

          o    the development of a market in general for our products;

          o    changes in market valuations of similar companies;

          o announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

          o loss of a major customer or failure to complete significant transactions;

          o    additions or departures of key personnel; and

          o    fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board OTC-BB and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY ISSUANCE OF PREFERRED STOCK COULD IMPAIR THE INTERESTS OF OUR HOLDERS OF COMMON STOCK.

The rights of preferred stockholders generally take precedence over the rights of common stockholders. We currently have no preferred stock issued and outstanding. However, we are authorized to issue five million shares of preferred stock. Our board of directors may therefore authorize and issue preferred stock, including division of the preferred stock into series and the designation of all the relative rights and preferences of these series. No such action will require the approval of our stockholders. Future preferred stockholders could delay, defer or prevent a change of control of our company, which change of control you may have been in favor of or may have been in your best interests. Our board of directors will also be free to accord any preferred stockholders preferential treatment on matters such as distributions, liquidation preferences and voting, among others.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming the Registration Statement of which this prospectus is a part is declared effective and all the warrants for which the underlying shares are registered herein, are exercised, we would have 12,937,626 shares that are freely tradable without the requirement of registration under the Securities Act. All of the 28,687,341 remaining shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act. Of these shares, 20,000,000 are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144. Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any dividend payments that we may make would be subject to Canadian withholding tax requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

     *   continued development of our technology;
     *   dependence on key personnel;
     *   competitive factors;
     *   the operation of our business; and
     *   general economic conditions.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale by SBI or Trilogy of shares in this offering. We will receive proceeds from the sale of shares to SBI and Trilogy pursuant to the SBI and Trilogy stock purchase agreements. We expect to use such proceeds for working capital and for other general corporate purposes, including research and product development and to increase sales and marketing activities. We will not receive any proceeds from the sale of stock by the Company Selling Stockholders.


                            NATURE OF TRADING MARKET

Our common stock is listed on the OTC Bulletin Board under the symbol PFNH. The stock has not been actively traded, and the following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect inter-dealer prices, without mark- up, mark-down or commission, and may not represent actual transactions.

---------------------------------------- --------------- -----------------------
             Quarter Ended                     High                Low
---------------------------------------- --------------- -----------------------
January 1, 2004 - February 9, 2004            $2.00              $1.05
---------------------------------------- --------------- -----------------------
December 31, 2003                             $4.50               $.02
---------------------------------------- --------------- -----------------------
September 30, 2003                             $.02               $.02
---------------------------------------- --------------- -----------------------
June 30, 2003                                  $.05               $.02
---------------------------------------- --------------- -----------------------
March 31, 2003                                $1.02               $.02
---------------------------------------- --------------- -----------------------
December 31, 2002                             $1.02               $.02
---------------------------------------- --------------- -----------------------
September 30, 2002                             $.02               $.15
---------------------------------------- --------------- -----------------------
June 30, 2002                                 $1.00              $1.00
---------------------------------------- --------------- -----------------------
March 31, 2002                                $1.00              $1.00
---------------------------------------- --------------- -----------------------

We currently have outstanding 37,703,122 shares of our common stock. Our shares of common stock are held by approximately 300 stockholders of record.

DIVIDEND POLICY

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION

The following table sets forth the capitalization of the company as of September 30, 2003 adjusted to reflect subsequent share issuances and the reverse acquisition.

Long-term debt                                        $   361,597

Additional paid-in-capital                              5,248,200
Accumulated other comprehensive loss                  -    47,724
Deficit, Accumulated during the development stage     - 4,334,315
                                                      -----------

Total stockholders' equity                                903,947
                                                      -----------

Total capitalization                                  $ 1,265,544
                                                      ===========

                    SBI AND TRILOGY STOCK PURCHASE AGREEMENTS

On February 12, 2004, we entered into Stock Purchase Agreements with SBI Brightline, LLC and Trilogy Capital obligating SBI and Trilogy Capital to purchase, upon our election, up to an aggregate of 4,000,000 shares of our common stock for an aggregate purchase price of $10.0 million. At our election, we may sell the shares to SBI and Trilogy in two tranches that must be sold in the following order:

       Number of Shares                   Purchase Price Per Share
       ----------------                   ------------------------
Tranche 1         2,000,000                        $2.00
Tranche 2         2,000,000                        $3.00

Except for the requirement to sell the tranches in order, there is no limitation on when we may require SBI and Trilogy to purchase the shares included in any tranche. In particular, there is no specified expiration date for their obligation to purchase the shares. The agreement permits us to exercise our right to sell multiple tranches at the same time, and no particular period of time must elapse between the sale of the tranches. We are not obligated to sell any shares to SBI or Trilogy unless and until we elect to do so. However, if we want to sell any shares in a tranche we must exercise our right to sell all of the shares in the tranche. This prospectus relates to shares of common stock that may be purchased by SBI and Trilogy pursuant to the SBI and Trilogy stock purchase agreement, as well as 600,000 shares which are issuable upon the exercise of warrants to be issued to SBI upon its purchase of shares pursuant to its stock purchase agreement.

SBI and Trilogy's obligation to purchase the shares is subject to the shares continuing to be registered for resale by SBI and Trilogy and to other customary conditions for transactions of this kind. In particular, Trilogy and SBI's obligation is contingent on:

o the continued accuracy of our representations and warranties contained in the agreement;

o    our compliance with our agreements contained in the agreement; and

o our delivery of an opinion of our counsel that the shares being purchased are duly authorized, validly issued, fully-paid and non-assessable.

If we have exercised our right to sell a particular tranche of shares and the closing of the sale of such shares does not occur for any reason, we will have the right to exercise our right with respect to those shares again; however their obligation to purchase the shares remains contingent on our ability to satisfy the closing conditions at the time we seek to sell the shares. SBI and Trilogy have agreed to each purchase 50% of each tranche.

Our  obligation  to sell the tranche of shares to SBI and  Trilogy  once we have
made  an  election  is   contingent  on  Trilogy  and  SBI's   satisfaction   of
corresponding closing conditions which we may waive in our discretion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

                           FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus.

This filing contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

On December 19, 2003, Perfisans Holdings, Inc., a Maryland corporation formerly known as Griffin Industries, Inc., acquired 100% of the capital stock of
Perfisans Networks Corporation, an Ontario corporation. Pursuant to the Acquisition Agreement, the shareholders of Perfisans Networks exchanged all of their shares of capital stock for shares of common stock of our company, resulting in Perfisans Networks becoming a wholly-owned subsidiary of ours. In connection with the transaction, we issued (i) an aggregate of 35,326,833 shares of our common stock to the former Perfisans Networks stockholders, and (ii) options and warrants exercisable for an additional 5,627,993 shares of our common stock.

This transaction was accounted for as a reverse acquisition. We changed our name to Perfisans Holdings, Inc. in conjunction with the reverse acquisition. We are the surviving entity for legal purposes and the Ontario corporation is the surviving entity for accounting purposes.

Accordingly, the financial statements include the following:

     o The balance sheets consist of the net assets of the Perfisans Networks Corporation at historical cost and our net assets at historical cost as of September 30, 2003 and 2002.


     o The statements of operations include the operations of the Perfisans Networks Corporation for the periods presented.

Pursuant to the acquisition, all capital stock shares and amounts and per share data were retroactively restated.

PLAN  OF  OPERATIONS

We were incorporated in Maryland on October 14, 1997, to be a venture capital vehicle for investors. As such, we were qualified as a business development company under the Investment Company Act of 1940 and voluntarily submitted to the Securities and Exchange Commission's public reporting requirements. As a business development company, we were eligible to make investments in qualifying companies and would have earned returns, if any, upon the sale of those investments.

In the summer of 1998, we terminated our status as a business development company, and regulation under the Investment Company Act of 1940, due to our intention to acquire 100% of the assets or shares of heavy construction equipment companies.

Due to a downturn in the private and public capital markets in late 1998 and early 1999, and in particular in the valuations of heavy construction equipment companies, we abandoned the acquisition plan and after conducting extensive research, our board of directors decided to pursue a business plan that called for the acquisition of companies that provide services via the Internet.

Since 2000, we have explored a variety of potential business opportunities and did not actively conduct significant operations while complying with all SEC reporting requirements in order to maintain our status as a public company until a suitable acquisition candidate was found.

Consequently, after devoting years in various attempts to develop a profitable, ongoing business, and without realistic sources of additional financing in sight, our former management was receptive when approached by representatives of Perfisans Networks concerning a possible business combination on some basis. Subsequent discussions led to the execution of the Acquisition Agreement in December 2003.

As a consequence of the change in control of our company resulting from the transactions contemplated by the Acquisition Agreement, we have adopted a new plan of operations. For a more detailed description of our currently planned business activities, see "Business."

RESULTS OF OPERATIONS FOR PERFISANS HOLDINGS, INC.

From inception through December 31, 2002, the Company earned interest on cash and cash equivalents balances and a note receivable from the former principal stockholder that totaled $100,359. There has been no other revenue since inception.

Total costs and expenses decreased for the three-month period ending September 30, 2003, from $17,223 to $5,824 or 66% from the corresponding prior year period. This decreased was primarily due to reduced operating and acquisition activities during the period. Professional fees increased for the three-month period ending September 30, 2003, from $1,706 to $5,600, or 90% from the corresponding prior year period, primarily as a result of fees having been paid for legal and accounting services.

Office and miscellaneous decreased from $15,517 to $224 or 99% from the corresponding prior year period. This is primarily due to the decrease in operations and the discontinuance of services provided from Barretto Pacific Corporation, a company wholly-owned by Landon Barretto, the Company's former principal stockholder.

Our only revenue to date is for interest earned on the proceeds of our stock sales. From inception through December 31, 2002, this totaled $100,359. Investment revenue decreased $5,019 or 86% from 2001 to 2002. This decrease was due to reduced cash and cash equivalent balances.

The cost and expenses decreased $64,842 or 42% from $155,540 to $90,698 from 2001 to 2002. This decrease was primarily due to reduced activities during 2002.

Office and miscellaneous decreased $44,483 from $119,524 to 2001 to $75,041 in 2002 due to a decrease in stock based compensation and a decrease in operating expenses and management fees. Management fees were $Nil in 2002, primarily due to a decrease in activities during 2002. Management fees may be paid to Barretto Pacific Corporation, a wholly owned company of Landon Barretto, for executive, managerial, and administrative services. These expenses consist primarily of the salary and associated benefits of certain employees that may work on our behalf, as well as the cost of travel, entertainment, rent and utilities. These costs are expected to increase with increased activities and to support our growth.

Professional fees decreased $20,284 or 57%, from $35, 766 to $15,482 from 2001 to 2002, primarily as a result of reduced activities.

Our cash and cash equivalents balances have decreased $71 from $47 in 2001 to $(24) due to the lack of operations or capital infusions during the year.

LIQUIDITY AND CAPITAL RESOURCES

As a result of the transactions contemplated by the Acquisition Agreement, and as a condition thereto, our company was required to enter into agreements with the holders of its outstanding debt and other obligations, pursuant to which the total debt of our company as of the date of the closing under the Acquisition Agreement would be reduced to zero. The funds to be raised through this Prospectus will be used by our company to fund our plan of operations.


PERFISANS NETWORKS CORPORATION

At September 30, 2003, we had an accumulated deficit of $2,981,940. For the nine months ended September 30, 2003, net cash used in our operating activities amounted to $360,890, as compared to $1,337,630 for the for comparable period ending September 30, 2002. The decrease in cash requirements for operating activities is primarily the result of better control of overhead expenses. For the year ended December 31, 2002, net cash we used in operating activities amounted to $1,452,565, an increase of $761,405 from the net cash used in operating activities for the period from February 2, 2001 (inception) through December 31, 2001. The increase in cash requirements for operating activities is primarily the result of an increase in overhead expenses.

Since inception, we have relied principally on proceeds from the sale of securities to fund our activities. During the nine month period ended September 30, 2003, we used $360,890 in cash for operating activities, which was provided by $1,180,762 received from financing activities and ($22,174) from investing activities, resulting in an 797,787 increase in cash during the period. From inception through September 30, 2003, we required an aggregate of $2,504,615 in cash to fund our operating activities, which was provided principally by the $3,776,111 received from financing activities, including $301,015 in net proceeds from the sale of common and preferred stock and $3,439,10 in net advances from a related party and others.

At September 30, 2003, we had no material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business. Additional capital could be required in excess of our liquidity, requiring us to raise additional capital through an equity offering or secured or unsecured debt financing. The availability of additional capital resources will depend on prevailing market conditions, interest rates, and our existing financial position and results of operations.

We estimate that we will require approximately $10,000,000 in cash to fund our activities until revenues are sufficient to cover costs, which we will obtain principally through the sale of shares being sold to SBI and Trilogy. We have no commitment from any person to acquire all or any of such securities or to provide funding through any other mechanism other than as disclosed in this Prospectus. We expect that additional capital will be required if we are unable to generate sufficient revenues from commercialization of our products.

GOING CONCERN

We are a development stage company and recorded minimal revenues for the nine months ended September 30, 2003 and recorded revenues of $1,131 for the year ended December 31, 2002. Based upon these factors, among others, our independent auditors have expressed the opinion that there is substantial doubt that we can continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

None.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS:

Contractual obligations as of September 30, 2003 are as follows:


--------------------------------------------------------------------------------
                             PAYMENTS DUE BY PERIOD
--------------------------------------------------------------------------------
Contractual          Total      Less than      After                   More than
Obligations
--------------------------------------------------------------------------------
                                  1 year     1-3 years     3-5 years    5 years
--------------------------------------------------------------------------------
Building leases     $151,635     $44,381      $133,143      $151,635      $0
--------------------------------------------------------------------------------
Equipment leases          $0          $0            $0            $0      $0
--------------------------------------------------------------------------------
Long-term debt       $50,490     $17,739       $43,093       $50,490      $0
--------------------------------------------------------------------------------
Total               $202,125     $62,120      $176,236      $202,125      $0
--------------------------------------------------------------------------------


RECENT ACCOUNTING PRONOUNCEMENTS:

During April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections (SFAS 145). SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses From Extinguishments of Debt (SFAS No. 4), which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of the rescission of SFAS No. 4, the classification of gain and losses arising from debt extinguishments requires consideration of the criteria for extraordinary accounting treatment provided in APB No. 30, Reporting the Results of Operations. In the absence of SFAS No. 4, debt extinguishments that are not unusual in nature and infrequent in occurrence would be treated as a component of net income or loss from continuing operations. SFAS No. 145 is effective for financial statements issued for fiscal years beginning after May 15, 2002. The adoption of this standard currently has no financial reporting implications.

During November 2002, the FASB issued Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (Interpretation 45). Under Interpretation 45 guarantees, contracts and indemnification agreements are required to be initially recorded at fair value. Current practice provides for the recognition of a liability under such agreements only when a loss is probable and reasonably estimable, as those terms are defined under SFAS No. 5, Accounting for Contingencies. In addition, Interpretation 45 requires significant new disclosures for all guarantees even if the likelihood of the guarantor having to make payments under the guarantee is remote. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and measurement provisions of Interpretation 45 are applicable on a prospective basis to guarantees, contracts or indemnification agreements issued or modified after December 31, 2002. WE DO NOT CURRENTLY HAVE ANY GUARANTEES, CONTRACTS OR INDEMNIFICATION AGREEMENTS THAT WOULD REQUIRE ACCOUNTING RECOGNITION UNDER THE NEW STANDARD.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Valuable Interest Entities. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and for interim and annual periods beginning after December 15, 2003 for interests acquired prior to February 1, 2003. We currently have no ownership in variable interest entities and, therefore, adoption of this standard currently has no financial reporting implications.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We currently have no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions based upon historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent actual results differ from those estimates, our future results of operations may be affected. We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, our actual losses may exceed our estimates, and additional allowances would be required.

SOFTWARE DEVELOPMENT COSTS

Development costs related to software products are expensed as incurred until technological feasibility of the product has been established. Based on our product development process, technological feasibility is established upon completion of a working model. Costs incurred by us between completion of the working model and the point at which the product is ready for general release have not been significant. Accordingly, no costs have been capitalized to date.

                                    BUSINESS

COMPANY HISTORY

We were incorporated in the State of Maryland on October 14, 1997 under the name Griffin Industries, Inc. On December 3, 2003, we amended our Articles of Incorporation to change our name to Perfisans Holdings, Inc.

On December 26, 2003, we acquired all of the capital stock of Perfisans Networks Corporation, an Ontario corporation. As a result of the acquisition, Perfisans Networks Corporation became a wholly owned subsidiary of ours.

Prior to the acquisition, Global Funding Corp. was our controlling shareholder and Paul Adams was our sole officer and director. There were no other control persons prior to the acquisition. The terms of the transaction were established by arms-length negotiations between Perfisans Holdings, Inc., Global and Perfisans Networks Corporation.

In connection with the exchange, we issued an aggregate of 35,326,833 shares of our common stock and 5,627,493 warrants to purchase our common stock to the shareholders of Perfisans Networks Corporation in exchange for all the issued shares of Perfisans Networks Corporation. Immediately following the acquisition, the shareholders of Perfisans Networks owned collectively 95% of our stock

GENERAL

We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. We acquired Perfisans Networks Corporation in December 2003. Perfisans is a technology company focused on the development of cost effective, high performance network and storage chips, Perfisans has designed a high tech gigabit ethernet solution with TCP offload engine (TOE) implementation at a price which would be affordable to individual consumers and small businesses which we see as the ultimate purchasers of computer systems which utilize our technology. Our TOE technology addresses the growing bottleneck experienced by networks by inserting our network chip in the "motherboard" which allows for increased speed in handling increasingly complex network applications such as peer-to-peer networking, video-over-internet protocol, voice-over-internet protocol, small office home office (SOHO) applications and storage networking under the existing network environment without rebuilding the network or buying expensive equipment.

Computer networking is one of the fasting growing and most dynamic segments of the IT industry. Although PC networking began to be used widely in the 1980s with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

The current drive presents an opportunity for Perfisans to meet the demand for optimized network solutions by developing a family of products (chips) to address the Storage Area Network (SAN),. Local Area Network (LAN), Metroplitan Area Network (MAN), and Wide Area Network (WAN). Management intends to ensure that the marketing strategies are appropriate to the products' capabilities and benefits, and the market segments (Consumers, SOHO, and Enterprise market), so as to develop a strong sustainable competitive position in the market. As a result, we intend to implement and lever strategic alliances with original manufacturers (OEMs) around the world in order to gain exposure to maximum market share in the shortest possible time.

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


Perfisans has developed a technology, the System Network Accelerator (SNA) that provides a carefully balanced hardware and software implementation, partitioning and filtering of different network information, in a system where different network situations are handled by different paths in the architecture.

We are in the process of registering a patent on this technology, and intend to market this leading edge technology to the niche market created through the rapid expansion of networking standards to Gigabit Ethernet technology. We anticipate initial strong success in bringing this solution to market as a result of the development of solid relationships with various OEM groups in the Far East.

INDUSTRY OVERVIEW

     o    The  Gigabit   Ethernet  market  is  being  projected  to  grow  to  a
          multi-billion dollar market by 2004, according to the industry.

     o The semiconductor industry is one that is easily dominated by the company who succeeds in being the first to market. Prime examples are ATI Technologies in the graphic chips market and Genesis Microchip in the flat panel display market. Our first product is presently under beta testing and Management anticipates shipping the product in the 1st quarter of 2004.

     o We are targeting the SOHO market, for its microchip and internet Small Computer Systems Interface (iSCSI) products, particularly in the storage networking segment. These customers are seeking high volume, low cost semiconductor solutions.

Ethernet based communications is the de-facto technology for Local Area Networks
(LAN) today. Initially designed when networking speeds were much slower, and assuming abundant host system Central Processing Unit (CPU) resources, the inexorable rise in network throughput to today's Gigabit level has created a serious bottleneck in overall performance. Processing network traffic can now consume 80% of the CPU cycles, leaving few resources for applications processing and sharply limiting performance, speed, and scalability. As internet applications continue consuming more CPU cycles with popular applications such as File Transfer, Rich Media Streaming, Voice over Internet Protocol (IP), Video over IP, Storage Networking and Content Delivery Network, the need to off-load the TCP protocol will only increase. Simply put, the main reason for network bottleneck is that the Transmission Control Protocol/Internet Protocol (TCP/IP) stack is being processed, by the CPU, at a rate slower than the network speed.

The Technical Solution

Management believes that the best solution for enabling true Gigabit and networking throughput is a technology called TCP Offload Engine (TOE), a technology solution that relocates the processing of network traffic, particularly the TCP/IP protocol, from the host CPU to a network interface card
(NIC) or the host bus adapter (HBA). TOE is a high performance hardware solution for maximizing network throughput, minimizing host CPU utilization used for network protocol, and reducing drag on the speed of processing. Current implementations of TOE are extremely costly, and may not even provide full offloading features. Next generation efforts to address these drawbacks remain costly and cater to Enterprise markets. Management believes that our line of accelerator chips will be able to deliver a high performance TOE solution at a fraction of current cost.

 The huge reward in breaking the bottleneck caused by TCP processing on the host system lies in unleashing the benefits of higher performance networking applications. This not only immediately benefits current server and desktop Gigabit Ethernet applications, but accelerates the two paradigm shifts in modern computing: networked storage and client/server-based computing. Management believes that as network throughputs further outpace processor rates, the advantages of TOE will become even more indispensable in accelerating these trends.

Sharing of online information, data, and resources among multiple devices at home and in offices is becoming increasingly important. Internet use by home and small businesses has increased dramatically over the past several years, and analysts expect it to expand rapidly in the future as more consumers are able to access the Internet at broadband speeds. As networking grows in popularity, Ethernet network links speeds have been increasing.

The growth of the Ethernet from 10 Mbit/sec to 10 Gbit/sec has surpassed the growth of the microprocessor performance in mainstream servers and central processing unit (CPU) found in the computer system. The ready supply of bandwidth has grown and the installation of high performance fiber has resulted in Internet traffic that is increasingly dominated by rich-media contents. Graphic intensive applications such as video-email, videoconferencing, online presentations and desktop delivery of movies over the Internet have become the norm.

The amount of storage and electronic data being generated has grown exponentially over the past several years and shows no signs of abating. The rapidly pressing need to alleviate the bottleneck caused by the CPU being burdened with both processing the ever faster transfer speeds, as well as the TCP/IP protocol, presents a growth business opportunity to Perfisans.

Storage Networking Basics

Current trends show that there are tremendous opportunities in the networking and network storage industry. The necessity to process and store this overwhelming amount of data securely is of paramount concern, particularly for small businesses, home consumers, corporations and other organizations that all require more effective ways to store and maintain this information. The marketplace demands simple, affordable storage in order to manage and store the burgeoning amount of data. This demand will shape the way storage is handled in the future as more and more information is passed between users across vast networks such as the internet, Local and Wide Area Networks.

There are currently three main choices for storing information in the computing industry:

     Direct Attached Storage (DAS) consists of a disk drive attached directly to a server. Information is transferred using small computer system interface
(SCSI) commands that allow the computer and hard drive to communicate. Although effective, there are limitations to using DAS, including a high management cost, distance limitations, and limited scalability. Furthermore, in order to increase storage capacity more servers must be purchased and due to the limitations of SCSI devices, DAS must be located within 12 meters of the server.

     Network Attached Storage (NAS) is a file-based storage architecture with resources attached directly to the Local Area Network (LAN); this gives it tremendous flexibility. In order to store data, the information is transmitted over the network. The increased network traffic is a drawback as it can burden and degrade the performance of the LAN; scalability is therefore limited. This storage method is less expensive as storage management can be performed using existing information technology (IT) staff with minimal training in storage management.

     Storage Area Networks (SAN) are dedicated networks that connect servers to storage devices. This allows it to transport storage traffic without burdening the enterprise LAN. Several factors make SAN's attractive including performance, reliability, availability, scalability and ease of management. Conventionally, Fiber Channel is used for the SAN network. It has a very high implementation and maintenance cost. However, Fiber channel storage network (FC-SAN) is also extremely difficult to install and maintain, due to limited expertise of existing IT staff.

Emergence of the Internet Protocol Storage Area Network (IP-SAN) As previously mentioned, internet-related data (personal, business and commercial), which are typically, multimedia can potentially overwhelm existing backup methods. This has led to a rapidly emerging technology solution - internet protocol-storage area network (IP-SAN).

The aim is to "universalize" storage networking by getting both message/file and storage I/O (input/output) onto an Ethernet/IP network and ultimately "converging" networking and storage architectures. Ethernet has become the most popular networking protocol as it is inexpensive and offers 'plug and play' implementation.

IP-based storage networking will simplify management and reduce the total cost of ownership, specifically by utilizing existing network administrators to manage both the local area network (LAN) and storage area networks (SAN). In IP-based network storage solutions, an internet small computer system interface host bus adapter (iSCSI HBA) or network interface card (NIC) connects the storage resources over Ethernet. Core transport layers can then be managed using existing network management applications. This simple, yet powerful technology can help provide a high-speed, low-cost, long distance storage solution.

Users of Internet Protocol Storage Area Network (IP-SAN)

Internet Protocol Storage Area Networks are most suitable for organizations with a need for streaming data or which require large amounts of data to be stored and/or transmitted over the network. These include:

     o    Internet Service  Providers (ISPs) and Storage Service Providers (SSP)

     o    Organizations that need remote data replication and disaster recovery

     o Geographically distributed organizations that require access to the same data on a real time basis; and

     o Businesses and institutions with limited IT resources, infrastructure and budget.

The Perfisans' Solution

Perfisans' Gigabit + TOE Solution Perfisans has developed a series of low cost, high performance and high volume semiconductor Application Specific Integrated Circuits (ASIC) to handle offloading of the TCP/IP processing from the CPU. Gigabit + TOE products will contribute greatly to the imminent replacement of existing, slower 10/100 Mega Bits (Mbits)/sec network interface cards with faster cards with technology that facilitates data transfer speeds up to 10 Gbit/sec. These chips utilize the TOE technology to produce higher transfer speeds across networks using existing NIC architecture. These chips will greatly address the needs of the emerging IP-SAN market and offer tremendous enhancements to the Gigabit Ethernet market.

Three market segments have been identified by management for the use of our chips:

     o    Consumer

     o    Small Office Home Office (SOHO)

     o    Enterprise Market

Perfisans will initially release the two products that make use of its core technology, coupled with rich feature sets in order to satisfy the needs of the specific market segment.

CONSUMER MARKET

     This market is characterized by customers who want a low cost, high performance network solution for applications such as file and Internet sharing. Modern computing has advanced over the past few years and today single computer systems (either desktop or portable computers) require interaction with other networks or the internet. This interaction, realistically, will require a NIC card to interface with other networks to facilitate any form of data transfer.

SOHO MARKET

Our initial products will be primarily targeted to address the need of the SOHO market. Management feels that this market will be relatively easy to enter and holds much more long-term promise because of its high growth rate. Furthermore, this market is presently not addressed by other companies in the Gigabit Ethernet TOE market.

ENTERPRISE

In this market, the end users are large corporations who have more specific needs. To successfully penetrate the Enterprise market, reputation, brand name identity, and high product quality assurance are important factors in creating alliances and establishing a market presence. Perfisans is well positioned to deliver these corporate attributes, however the revenue ramp up in this section is expected to be longer than in the SOHO market. Enterprise market customers typically seek products that can be integrated with their development environment and provide them with capabilities that:

     o    Improve the productivity of the development process;

     o    Improve the performance of overall systems; and

     o    Have short learning curves and improved cycle time.

OUR TECHNOLOGY

Perfisans' core technology and feature sets yield a powerful market leading edge while ago providing our customers with significant benefits. These features and benefits may be summarized as follows:

     o Better Performance - Initial shipment of the 1Gbit/sec in 2004 followed by 10Gbit/sec.

     o Significant increase in data access speeds by its advanced data path architectures delivers:

          o High performance data path optimization and protocol engine, with software flexibility.

          o System On Chip methodology to ensure Fastest Time-to-Market and Scalability.

          o Architecture structured to support up to 160Gbit/sec for 10G and above application.

          o Same architecture can be used for both TCP/IP offload, iSCSI and other network protocols.

     o    Optimized hardware performs software algorithm in minimum clock cycle.

     o    No programming is required:

          o    Reduces the system development cycle

     o    No learning  curve to work with  different  processors:

          o    Compatible with any processor

     o    Straightforward and efficient use of accelerator:

          o    No special techniques required

     o    True wire speed:

          o    Yields maximum use of wire bandwidth.

     o    True multiple processing:

          o    No holes, no stall throughout the data path

     o    No data replication or copying during the data processing

     o Industry leader foundry partnership yields reliable and low cost production

Perfisans' mission is to deliver significant value to its customers by constantly maintaining clear product and market differentiators, which, in turn, enable our customers to achieve and hold dominance in their respective markets:

     Superior Performance and Design:

     SNA deliver a high performance data path optimization and protocol engine, with software flexibility. Optimized hardware is used to perform software algorithms in a minimum number of clock cycles. The Perfisans architectures supports up to 160Gbit/sec.

     Return on Investment

     Most organizations are using Generic Network Processors to build their networking solutions. At best, this can only be a temporary solution as it carries an expensive price tag with over-committed performance demands, large footprint, high power consumption and low volume production. Perfisans' SNA adopts a cost-effective, high performance well balanced hardware and software approach. SNA will offload most or all-critical functions from the CPU to deliver a full wire-speed solution.

     Flexibility and Efficiency

     The System-On-Chip methodology of SNA allows for tremendous flexibility in its use. All of Perfisans' products can be easily extended to other market segments such as wireless, optical networks, consumer electronics, etc.

     Equipment Costs

     Maximizing the life cycle of equipment is very important as it means less capital expenditure on new, expensive hardware. When addressing the issue of speed, companies tend to adopt the simplest, yet most expensive solution - upgrade the hardware. Perfisans' SNA provides a solution wherein it co-exists with existing hardware but greatly improves performance, at a significantly lower cost.

     Development Cycle

     Development of software applications using Network Processor Units requires large development efforts and a long learning curve. Since no software programming is required, customer's development cycle can be greatly reduced using our technology.

INTELLECTUAL PROPERTY

Perfisans Networks Corporation's SNA (Storage Network Accelerator) Technology effectively addresses the network processing bottleneck by processing the network protocol, including TCP/IP and iSCSI in the ASIC, to sharply reduce host processor overhead. The technology is implemented by using a carefully balanced hardware and software implementation, partition and filtering of different network information. Different network situations are handled by different paths in the architecture. This approach is unique to Perfisans and Management has filed a patent application covering their technology. There can be no assurance that such patents and trademarks will be granted or if granted that they will successfully protect or proprietary technology and trade secrets. For branding purposes, management intends to trademark Perfisans' logo.

COMPETITION

Management believes that its research shows that there are few direct comparable companies to us. The market for the TCP/IP Offload engine products is characterized as having rapid technological advances, frequent new product introductions, evolving industry standards and competitive price measures. As this is an emerging market, management expects our greatest competitive pressure to come from startups as well as traditional network component vendors. Although the Network Processor Units (NPU) segment presently contains numerous startups, management believes that it has a wide enough head start to gain and hold 'mind share' and market share in this segment of the Network Processor Units arena. This is critical in the computing industry as the company that launches its product first can easily capture a significant market share. The products from all the secondary competitors are generally low performance, simple functionality network interface cards.

In comparison to our primary competitors, Management believes that Perfisans possesses key competitive advantages. Management believes that our strength lies in our ability to provide and deliver highly integrated and fully featured, low cost, high volume products that enable our customers to rapidly deploy the latest networking technology to their fullest potential. This makes us well positioned to target Original Equipment Manufacturers (OEMs) whose end users are in the SOHO and home networking markets. Management believes that all of the existing competitors in the TOE/Storage network processor market are primarily targeting the enterprise market.

Management believes that our initial portfolio of products (SNA1020A and SNA3010) have strong sustainable competitive advantages, such as:

Superior performance and design

     The SNA architecture delivers high performance data path optimization and a protocol engine, with software flexibility and true wire speed delivery that maximizes the utilization of the wire bandwidth. There is no data replication or copying during data processing so data transfer speed is optimized. It easily scales to 10 Gbit/sec and beyond through straightforward semiconductor process scaling.

Cost leadership and price competitiveness

     Management has taken a comparative look at the products offered by our competitors and concluded that our products have the best price/performance and are the most price competitive solutions in the entire TOE and iSCSI market. Our competitors charge around $199 for the TOE, while the iSCSI is priced at $399 in volume. Our initial product will be priced well below $100 with a targeted selling price that is below $50. With the downward trend in the price of network interface cards, we could facilitate prices as low as $10 and still remain profitable. Therefore, Management expects to maintain cost leadership advantages which translates to the best value priced solutions on the market, while preserving very healthy profit margins.

Higher Overall ROI for customers

     Customers using our products will benefit from the simplicity of the hardware. It requires no software programming, which translates into a much reduced development cycle. Perfisans' System On Chip methodology ensures a much shorter Time-to-Market and provides scalability.

PRODUCTS & SERVICES

     1. Product 1 - NIC Accelerator Chip - SNA1020A Perfisans anticipates releasing the first of its line of chips that offers TOE functionality, the SNA1020A chip, in the first quarter of 2004.

The NIC Accelerator Chip is designed to address the TCP/IP (Transmission Control Protocol/Internet Protocol) offload requirements on both the host and target side of IP (Internet Protocol) storage networks (including network attached storage). The chip consists of an IP protocol engine and a TCP protocol engine to handle the TCP/IP stacks in both hardware and embedded microprocessor cores. Some key attributes of the SNA1020A chip are:

o the ability to accelerates network applications like file serving and back up;

o the ability to lower response time and increases throughput of network attached storage (NAS) boxes;

o    the ability to accelerate network oriented CPU-intensive applications; and

o    a faster, most robust design

Application programming interface (API) is provided in this product to allow customized transport protocols and other applications, including internet small computer system interface (iSCSI), storage over internet protocol (SoIP), virtual interface (VI), internet protocol security (IPSEC), virtual private network (VPN), voice over internet protocol (VoIP), content classification, streaming media, or web caches.

     2. Product 2 - SNA 1000. This low cost, single chip Gigabit network interface chip with TOE will be targeted to replace existing 10/100 Mbit products. Management plans to market this product primarily to network card anufacturers who are marketing products geared toward the consumer market. We plan on releasing this product in the 2nd quarter of 2004.

     3. Product 3 - SNA 1010. This is a further integration of the Ethernet Physical Layer with the low cost, single chip TOE Gigabit network interface chip. It will also be targeted for low cost consumer products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. We plan to release this product in the 4th quarter of 2004.

     4. Product 4 - iSCSI Protocol Accelerator Chip - SNA3010 There is a growing movement toward the use of Internet Protocol (IP) for Storage Area Networks as it addresses several challenges faced by companies operating SANs over Fibre Channel, including the issue of distance limitations. The primary factor in the increasing demand for IP-SANs is that most enterprise customers, let alone SOHO and consumers, do not have the in-house expertise in Fibre Channel to construct, deploy, and maintain an FC-SAN. With IP in common use in corporate communications networks and interconnected systems, Management believes that the talent to operate an IP-SAN is either already on-site or easily accessible.

 Management believes that the SNA 3010 is uniquely suited for the emerging IP-SAN market. The product also includes TOE functionality. It is targeted to the Internet Protocol (IP) Storage convergence market and provides a flexible, scalable, and high performance solution to the emerging iSCSI standard. Key attributes of the SNA3010 chip are:

     o It accelerates traffic between the SCSI storage device and the internet;

     o that it introduces a new breed of iSCSI target storage box that offers comparable performance at a significantly lower price than the current Fiber channel storage box; and

     o    that  the  improved   performance   will  in  turn  increase   revenue
          opportunities and generate internal and external customer satisfaction for organizations that deploy the technology.

MARKETING & SALES

Sales and Marketing will be primarily split between North America and Asia. The company's strategy will be employ a mix of direct sales, commission manufacturer's agents, and distributors, as dictated by local market conditions. Perfisans is developing partnership relationships with potential customers in the industry. The following is a brief description of some of Perfisans' anticipated key customers in Taiwan and United States. These customers are a small representation of Perfisans' potential customer base, but they are quite typical of customers in this industry.

     o Taiwan: Accton Technology group, Davicom Semiconductor Inc., E-Com Technology group

     o China: OPEC-Electronics Beijing, Ordbita, Topone InformationTechnology Co. Ltd., Zhejing Orient Fibersense Photonics Co. Ltd., Chengdu ZHZY Information Technology Co. Ltd.

     o    Korea: Ace International Corp.

     o    Hong Kong: Advent Technology Limited

     o    Canada: DLink Canada

Perfisans has chosen Taiwanese manufacturers to be the first target customer base for the following reasons:

     o Perfisans already enjoys existing strong business connections in this location.

     o These companies will typically benefit from and welcome our superior IC design expertise.

     o The economic slowdown in North America has caused us to direct immediate attention to penetrating the Taiwanese market by leveraging the extensive experience and connection of our management team.

As a component supplier to Network Infrastructure companies, it is important to develop strategic relationships with these companies. While we have not generated any sales to date, Management believes that the industry contacts available through its key people will bring a great deal of credibility to the entire organization, and will facilitate stronger strategic alliances. The company intends to target the original equipment manufacturers (OEMs) in the United States, Europe and Asia.

EMPLOYEES

     As of December 31, 2003, we had 20 full-time employees.

DESCRIPTION OF PROPERTY

Our headquarters are located at 7828 Kennedy Road, Suite 201, Markham, Ontario L3R 5P1, in 7,000 square feet of office space leased from an unrelated party. Current rentals are $9,300 per month and the lease expires in June 2006.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

                                   MANAGEMENT

The following table sets forth information with respect to our directors, executive officers and key employees.

NAME                                  AGE          POSITION
To-Hon Lam                            45           President, CEO & Director
Bok Wong                              42           VP of  Operations & Business
                                                   Development & Director
Chao Kuan                             39           Director of Engineering
Clarence Wu                           34           Director of ASIC Design
Sam Wu                                42           Director of Software
Chris C. Chen                         56           Director

TO-HON LAM. To-Hon Lam co-founded Perfisans Networks in February 2001 and has acted as its President and CEO since inception. Prior to Perfisans, he successfully launched Matrox Toronto Design Center specializing in multi-million gate graphics and video processors. Mr. Lam has managed over 100 software and hardware projects. He was the co-founder and Director of Engineering with Sicon Video where he has employed from 1999 through February 2001. He also worked with ATI Technologies, where he designed several state of the art application specific integrated circuits (ASIC). ATI is currently a leader in the graphic chip design industry. Mr. Lam brings with him 21 years of engineering and design management experience with ASIC technologies.

BOK WONG. Bok Wong co-founded Perfisans Networks in February 2001 and has acted as its Vice President of Operations and Business since inception. Previously he co-founded Intervis Corporation, a System On Chip design consulting company. Intervis is a multi million dollar company, which designed complex network ASIC chips and network processors for companies such as 3COM, Nortel, and Cabletron. He was the principal consultant of Intervis from 1998 to 2000 and Trebia Director of ASIC Technology from 2000 to February 2001. Mr. Wong has also worked with ATI Technologies, Genesis Microchip, and Philips in Hong Kong.

CHAO KUAN. Chao has acted as Director of Engineering since February 2001. He has over 15 years experience in application specific integrated circuits (ASIC), FPGA and hardware product design. From 1998 to February 2001, he was the Vice President of Hardware Development for VIDIX Technologies Corporation. Formerly with Leitch Technology, Chao has been involved in Video server and Video Router design, and has demonstrated strong leadership skills managing over 15 engineers. As an entrepreneur, Chao has developed high performance local area network based video streaming equipment.

CLARENCE WU. Clarence has acted as Director of ASIC Design since August 2001. Prior to joining Perfisans, he was Senior Engineer of Avici Systems from July 2000 to August 2001. Prior to Avici he was a contractor with C-Port Corp. from March 1999 to July 2000. He is formerly of NEC Hong Kong, where he served as Senior ASIC Application Engineer in the South East Asia Market. Clarence has over 12 years experience in ASIC design and implementation with companies such as Cadence, ATI Technologies, and NEC.

SAM WU. Sam has acted as Director of Software since Feburary 2001. Prior to February 2001, he was a project leader with Vive Synergies, Inc. since 1998. He is experienced in network system design in hardware and software. Prior to Perfisans, Sam developed the Voice over internet protocol gateway systems, and internet protocol phone products. He is an expert in TCP/IP stack, routing protocols and has experience with complex FPGA design for network application and project management.

CHRIS C. CHEN. Chris C. Chen has been a director of Perfisans since April 30, 2002. He has been the Chairman of General Resources Co. since 1980. General Resources Co. is a international marketer, systems engineer and contractor, which has served the requirements of multiple industries since its operations began in 1980.

Compensation of the Board of Directors

Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors are not paid any annual cash fee. In addition, directors are entitled to receive options under our Stock Option Plan. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. We intend to procure directors and officers liability insurance.

Limitation on Liability and Indemnification of Directors and Officers

Under Maryland a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

     * his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     * his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Maryland law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

     The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2003:


                                                          COMPENSATION ($)
                                                 -------------------------------
                                                           SECURITIES UNDERLYING
                                      YEAR       SALARY       OPTIONS/ SARs(#)
                                      ----       ------    ---------------------

NAME AND PRINCIPAL POSITION
---------------------------
TO-HON LAM
Chairman & CEO                        2003         -0-             450,000
                                      2002         -0-                -0 -
                                      2001         -0-           1,000,000

BOK WONG                              2003         -0-             300,000
Vice President of Operations          2002         -0-               - 0 -
                                      2001         -0-           1,000,000

Columnar information required by Item 402(a)(2) of Regulation SB has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, the named executive officers required to be reported in the table during fiscal years 2001 through 2003.

STOCK OPTIONS

Pursuant to the acquisition agreement whereby we acquired all of the capital stock of Perfisans Networks Corporation, all existing options and/or warrants to purchase capital stock of Perfisans Networks Corporation were converted to options and/or warrants to purchase our common stock. Accordingly, we issued employees of Perfisans Networks Corporation an aggregate of 3,794,900 options, each exercisable for a period of two years at $0.25 per share. Our executive officers and directors received an aggregate of 2,750,000 of such options. Our President, To-Hon Lam received 1,450,000 of such options and our Vice President of Operations and Business Development received 1,300,000 of such options. No options have been exercised.

On February 12, 2004, the Board of Directors adopted the Perfisans Holdings, Inc. 2004 Stock Option Plan. The Option Plan provides for the grant of incentive and non- qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Board of Directors and authorizes the grant of options for 4,000,000 shares. The Board of Directors determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

EMPLOYMENT AGREEMENTS

Each of To-Hon Lam, President and Chief Executive Officer and Bok Wong, Vice President of Operations and Business Development, has entered into employment agreements with us. Such agreements are effective upon the effectiveness of the registration statement of which this prospectus is a part.

Mr. Lam's employment agreement has an initial term of two years with subsequent one-year renewal periods. His employment agreement may be terminated by us for cause or upon his death or disability. In the event of the disability of Mr. Lam, termination of his employment agreement by us following a change in control or termination of his employment agreement by him for good reason, Mr. Lam is entitled to receive (i) the unpaid amount of his base salary earned through the date of termination; (ii) any bonus compensation earned but not yet paid; and
(iii) a severance payment equal to one (1) year of his then current salary. In addition, Mr. Lam will be immediately vested in any options, warrants, retirement plan or agreements then in effect. Good reason means (i) a material change of Mr. Lam's duties, (ii) a material breach by us under the employment agreement, or (iii) a termination of Mr. Lam's employment in connection with a change in control.

As used in Mr. Lam's employment agreement, "change in control" means (1) our merger or consolidation with another entity where the members of our Board, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation immediately prior to the merger or consolidation, or (2) the sale or other disposition of all or substantially all of our assets.

In the event of termination for cause, all of Mr. Lam's unexercised warrants and options, whether or not vested, will be canceled, and Mr. Lam will not be eligible for severance payments. In the event of voluntary termination, all of Mr. Lam's unvested warrants and options will be canceled and he will have three
(3) months from the date of termination to exercise his rights with respect to the unexercised but vested options. He will not be eligible for severance payments.

Mr. Lam's employment agreement provides for an annual salary of $200,000 per year with a $50,000 annual bonus in each subsequent year in the event that we achieve $8 million of revenues in fiscal 2004, $36 million of revenues in fiscal 2005 and $90 million of revenues in fiscal 2006. Mr.Wong has an identical employment agreement to that of Mr.Lam.

The employment agreements for each of Messrs. Kuan, Clarence Wu and Sam Wu are terminable by either us or the employee upon 30 days' notice or by us for cause (as defined in their employment agreements) or upon the death or disability of the employee. However, each of them is entitled to receive severance equal to three months' base salary, payable in six equal consecutive monthly installments in the event that the employee is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances each of them will be immediately vested in any options, warrants, retirement plan or agreements then in effect.

For purposes of the employment agreements for Messrs. Kuan, Wu and Wu, "change in control" means (1) on the date of the merger or consolidation of us with another entity where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation; or (2) on the date of the sale or other disposition of all or substantially all of the assets of our company.

In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all unvested warrants and options will be canceled and the employee will have three (3) months from the date of termination to exercise his rights with respect to the unexercised but vested options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below lists the beneficial ownership of our common stock, as of December 31, 2003, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers and by all of our directors and officers as a group.

                                                                     PERCENTAGE
STOCKHOLDER                     SHARES BENEFICIALLY OWNED(1)        OWNERSHIP(2)
To-Hon Lam                                  8,450,000                  21.54%
Bok Wong                                    8,300,000                  21.23%
Chris C. Chen (3)                           1,500,000                   3.97%
Chao Kuan                                     331,300                       *
Clarence Wu                                     - - -                   - - -
Sam Wu                                          - - -                   - - -
General Resources Co.                       1,500,000                   3.97%
Pei-Pei Lee                                 6,000,000                  15.95%
Sharp Idea Securities Co., Ltd.             2,434,667                   6.39%
All officers and directors
   as a group (5 persons)                  18,581,300                  45.47%

* Less than one percent.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)  Figures may not add up due to rounding of percentages.

(3) Chris Chen is the Chairman of General Resources Co. and as such the shares owned by General Resources are deemed to be beneficially owned by Mr. Chen.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2002, General Resources Co., a company whose chairman is Chris Chen, a director of ours, loaned Perfisans an aggregate of $412,950. In 2003, General Resources Co. loaned Perfisans and additional $50,000. Perfisans repaid General Instruments $200,000. The outstanding balance on the loan was $261,597 on December 31, 2003. The loan bears interest at 2% above prime and is repayable upon demand.

In January 2004, we entered into an agreement with Trilogy Capital Partners, Inc., which is one of the selling stockholders. The agreement provides for Trilogy to assume all responsibilities of an in-house investor relations officer. Under the agreement, Trilogy generates all corporate and shareholder communications, retail and institutional investor contact and media. The agreement provide for a fee of $7,500 per month for a period of twelve months.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue two classes of capital stock, consisting of 50,000,000 shares of common stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.001 par value. There are 37,703,122 shares of our common stock issued and outstanding, not including 120,000 shares which we have committed to issue to our legal counsel. See "Legal Matters". The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of shares of our common stock do not have preemptive or preferential rights to acquire any shares of our capital stock, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as our board of directors determines in its discretion without first offering the shares to any shareholder of record.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

TRANSFER AGENT

The transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.


                           SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.


                               SELLING STOCKHOLDER

2,000,000 of the shares being offered hereunder are being offered by SBI Brightline Consulting, LLC, and 2,000,000 are being offered by Trilogy Consulting, the selling shareholders. SBI and Trilogy may from time to time offer and sell pursuant to this prospectus up to an aggregate of 4,000,000 shares of our common stock that may be acquired by SBI and Trilogy pursuant to the SBI/Trilogy stock purchase agreement in transactions that are exempt from the registration requirements of the Securities Act of 1933. The selling stockholders are not officers or directors of ours. There are also 4,255,626 shares being registered on behalf of certain existing stockholders of ours. None of such shares are owned by officers and directors of ours.

The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholder may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholder will own after the offering.

Pursuant to the SBI/Trilogy stock purchase agreement between SBI and us, all expenses incurred with respect to the registration of the common stock issued to SBI and Trilogy will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by SBI or Trilogy in connection with the sale of such shares.

The following table sets forth, with respect to SBI and Trilogy (i) the number of shares of common stock beneficially owned as of December 31, 2003 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and
(iii) the number of shares of common stock which will be owned after the offering by the selling stockholders.

--------------------------------------------------------------------------------
                                          Percentage                  Percentage
         Name                   Shares      Owned     Shares Offered    Owned
--------------------------------------------------------------------------------
SBI Brightline
Consulting, LLC                      0        *        2,600,000(1)       0%
--------------------------------------------------------------------------------
Trilogy Capital (3)                  0        *        2,000,000(1)       0%
--------------------------------------------------------------------------------
Pui Shan Noel Tang             500,000        *          500,000          0%
--------------------------------------------------------------------------------
Ho Chung-Ai Chen               500,000        *          500,000          0%
--------------------------------------------------------------------------------
Yuk Yuen Lee                   500,000        *          500,000          0%
--------------------------------------------------------------------------------
Shingfat International         600,000        *          600,000          0%
Consulting Inc.
--------------------------------------------------------------------------------
A&F Capital Corporation Inc.   200,000        *          200,000          0%
--------------------------------------------------------------------------------
Richard Hue                    311,459        *          311,459          0%
--------------------------------------------------------------------------------
Enza Agosta                    142,500        *          142,500          0%
--------------------------------------------------------------------------------
HarbourCapital Management      675,000        *          675,000          0%
Group (1999) I
--------------------------------------------------------------------------------
Yun Cheung Pang                 50,000        *           50,000          0%
--------------------------------------------------------------------------------
Monica Mui                     100,000        *          100,000          0%
--------------------------------------------------------------------------------
Allan Cheung                    50,000        *           50,000          0%
--------------------------------------------------------------------------------
Yan Dong Zhu                    50,000        *           50,000          0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Enza Agosta                     25,000        *           25,000          0%
--------------------------------------------------------------------------------
Angela Fabrizi                  25,000        *           25,000          0%
--------------------------------------------------------------------------------
Frank Safechuck                 25,000        *           25,000          0%
--------------------------------------------------------------------------------
Mark Marcello                   15,000        *           15,000          0%
--------------------------------------------------------------------------------
HazeltonCapital Limited         15,000        *           15,000          0%
--------------------------------------------------------------------------------
Romeo Dibattista                55,000        *           55,000          0%
--------------------------------------------------------------------------------
HJG Partnership                416,667        *          416,667          0%
--------------------------------------------------------------------------------

------------
(1) The shares offered represent the maximum number of shares that may be issued by us to SBI and Trilogy pursuant to the SBI and Trilogy stock purchase agreement. No such shares have been issued as of the date of this prospectus.

(2) For purposes of this table, we have assumed that SBI and Trilogy will sell in this offering all shares which they purchase under the SBI/Trilogy stock purchase agreement and that the Company selling stockholders will sell all of their shares that are registered.

(3) SBI is controlled by SBI USA, LLC, which is in turn controlled by Shelly Singhal and John Wong. SBI USA and Messrs. Singhal and Wong may be deemed to share the beneficial ownership of securities owned by SBI. SBI-USA is associated with, but is not owned or controlled by First Securities USA, LLC, a registered broker-dealer. First Securities USA, LLC has agreed to exercise regulatory supervision over SBI-USA with respect to matters related to securities registration. Upon SBI's purchase of the first 1,000,000 shares, we will issue to SBI warrants to purchase 300,000 shares at $2.00 per share and 300,000 shares at $3.00 per share.

*Less than one percent

                              PLAN OF DISTRIBUTION

GENERAL

Shares of common stock offered through this prospectus may be sold from time to time directly by SBI and Trilogy or, alternatively, through underwriters, broker- dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, SBI or Trilogy will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services, or (iv) through the writing of options.

SBI and Trilogy have agreed not to directly or indirectly engage in short sales or otherwise participate in short selling of our common stock. After this period expires, SBI and Trilogy may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. At that time SBI and Trilogy may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker -dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

SBI and Trilogy will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. SBI and Trilogy may sell the shares in any manner permitted by law, including one or more of the following:

     o a block trade in which a broker-dealer engaged by a Selling Shareholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     o    ordinary   brokerage   transactions   in  which  the  broker  solicits
          purchasers; and

     o    privately negotiated transactions.

The Company Selling Stockholders may sell their shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. Each Company Selling Stockholder has agreed not to sell more than 30% of their shares being registered in any three month period.

In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

If SBI or Trilogy effects sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from SBI or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

If SBI or Trilogy sells shares through an underwriter, broker, dealer or agent, SBI or Trilogy may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act. We have been informed by SBI and Trilogy that there are no existing arrangements between it and any underwriter, broker, dealer or agent relating to the distribution of the shares.

TREATMENT OF SBI AND TRILOGY AS STATUTORY UNDERWRITER

SBI and Trilogy are statutory underwriters within the meaning of the Securities Act of 1933 in connection with their resale of shares pursuant to this prospectus. We will not receive any of the proceeds from the resale of shares, although we will receive the consideration payable by SBI or Trilogy for the shares at the time we sell the shares to SBI and Trilogy pursuant to the stock purchase agreement. SBI and Trilogy have agreed that they will comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with its sale of the shares. SBI and Trilogy will pay all commissions and their own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. Pursuant to the stock purchase agreements, we have agreed to indemnify SBI and Trilogy against certain liabilities including liabilities under the Securities Act and SBI and Trilogy have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

SBI and Trilogy will purchase shares from us under the stock purchase agreement at fixed prices. The difference between what SBI and Trilogy pay to us for the shares and the amount for which SBI and Trilogy sells the shares may be viewed as underwriting discounts or commissions. Because we do not know when or the price at which SBI and Trilogy will sell the shares, it is not possible to quantify these potential discounts or commissions.

We have advised SBI and Trilogy that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rule 10b-5 and Regulation M thereunder. Under Registration M, SBI and Trilogy, their affiliates and anyone participating in a distribution of the shares may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while SBI and Trilogy is distributing shares covered by this prospectus.

REGISTRATION OBLIGATIONS

Under the stock purchase agreement, we have agreed to register the shares for resale by SBI under the Securities Act and to maintain the effectiveness of that registration until the earliest date, after the date on which all of the shares have been purchased pursuant to the stock purchase agreement or SBI and Trilogy's obligation to purchase shares pursuant to the stock purchase agreement has been terminated, on which:

     o    all the shares  acquired by SBI and Trilogy  under the stock  purchase
          agreement   have  been  disposed  of  pursuant  to  the   registration
          statement,

     o all shares acquired by SBI and Trilogy under the stock purchase agreement that are then held by SBI and trilogy may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

     o we have determined that all shares acquired by SBI and Trilogy under the stock purchase agreement that are then held by SBI and Trilogy may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

SBI and Trilogy's status as underwriters may limit their sale of shares to qualify for an exemption from applicable securities registration requirements. We will pay the costs of registering the shares as contemplated by the stock purchase agreement, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $55,000.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York. We have committed to issue Gersten Savage an aggregate of 120,000 shares of our common stock and options to purchase 25,000 shares of our common stock at $2.00 per share for legal services rendered. Such shares and options have not yet been issued.

EXPERTS

The financial statements of Perfisans Networks Corporation as of and for the years ended December 31, 2002 and 2001, appearing in this prospectus have been audited by Schwartz, Levitsky Feldman, P.C., Certified Public Accountants, and the financial statements of Perfisans Holdings, Inc. for the years ended December 31, 2002 and 2001 have been audited by Dohan and Company, Certified Public Accountants and Davidson & Company respectively, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

EXHIBIT INDEX

3.    Certificate of Incorporation and Bylaws

      3.1.  Amended and Restated Certificate of Incorporation(2)

      3.2   Bylaws(2)

5.1   Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP(1)

10.   Material Contracts

      10.1 Acquisition Agreement by and between Perfisans Holdings, Inc. and Perfisans Networks Corporation(1)

      10.2 Stock Purchase Agreement by and between the Registrant and SBI Brightline Consulting, LLC. dated February __, 2004(1)

      10.3 Stock Purchase Agreement by and between the Registrant and Trilogy Capital Partners, Inc. dated February ___, 2004(1)

      10.4 Services Agreement by and between the Registrant and Trilogy Capital Partners, Inc.(1)

      10.5  Employment Agreement with To-Hon Lam(2)

      10.6  Employment Agreement with Bok Wong(2)

      10.7  2004 Stock Option Plan(2)

      10.8  2003 Stock Share Option Plan(2)

21.   List of subsidiaries(1)

23.   Consents of Experts and Counsel

      23.1  Consent of Davidson & Company, CPA(1)

      23.2  Consent of Dohan & Company, CPA(1)

      23.3  Consent of Schwartz Levitsky Feldman LLP(1)

      23.4 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP included in Exhibit 5.1 hereto. (1)

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

      (b)   Financial Statement Schedules

      All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

      (1)   Filed herewith.

      (2)   To be filed upon amendment

Item 28.    UNDERTAKINGS.

            (a)   The undersigned small business issuer hereby undertakes:

                  (1)   To file,  during  any period in which it offers or sells
                        securities,   a   post-effective   amendment   to   this
                        registration statement to:

            (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the fixed price at which the shares are to be sold may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) Include any material or changed information the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                  (3)   File  a  post   effective   amendment   to  remove  from
                        registration any of the securities that remain unsold at the end of the offering.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (f) The undersigned small business issuer hereby undertakes that it will:

                  (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                  (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, on February 12, 2004.

                                        PERFISANS HOLDINGS, INC.



                                        By:  /s/ To-Hon Lam
                                             -----------------------------------
                                             To-Hon Lam
                                             Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2004.


By: /s/ To-Hon Lam                      Chief Executive Officer and
    ----------------------              Principal Accounting Officer
    To-Hon Lam

By: /s/ Bok Wong                        Vice President of Operations &
    ---------------------               Business Development & Director
    Bok Wong

By: /s/ Christopher Chen                Director
    ---------------------
    Christopher Chen

                          INDEX TO FINANCIAL STATEMENTS



Perfisans Holdings, Inc.  F/K/A Griffin Industries Inc.

NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002                              PAGE

         Balance Sheet                                                     F-2
         Statements of Operations                                          F-3
         Statements of Cash Flows                                          F-4
         Notes to Consolidated Financial Statements                        F-5


YEARS ENDED DECEMBER 31, 2003 AND 2002                                     PAGE

         Independent Auditors' Report                                      F-9
         Consolidated Balance Sheet                                        F-10
         Consolidated Statements of Operations                             F-11
         Consolidated Statements of Stockholders' Deficits                 F-12
         Consolidated Statements of Cash Flows                             F-14
         Notes to Consolidated Financial Statements                        F-15

Perfisans Networks Corporation

YEARS ENDED DECEMBER 31, 2002 AND 2001

         Independent Auditors' Report                                      F-26
         Balance Sheet                                                     F-27
         Statement of Operations                                           F-29
         Statements of Cash Flows                                          F-30
         Statements of Stockholders' Equity                                F-32
         Notes to Financial Statements                                     F-47

Interim Financial Statements as of September 30, 2003
         Interim Balance Sheets                                            F-48
         Interim Statement of Operations                                   F-50
         Interim Statement of Cash Flows                                   F-51
         Interim Statements of Changes in Stockholders' Deficiency         F-53
         Notes to Financial Statements                                     F-54

                            GRIFFIN INDUSTRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                    (in US $)

                                     ASSETS


                                                                    (Unaudited)
                                                                   September 30,
                                                                       2003
                                                                   -----------
CURRENT ASSETS
Deferred tax asset less valuation allowance of $836,890                   $ --
                                                                   -----------
Total Current Assets                                                      $ --
                                                                   -----------
LIABILITIES AND DEFICIENCY IN ASSETS
CURRENT LIABILITIES
Accounts payable and accrued liabilities                              $ 12,557
Note payable (Note 4)                                                   28,037
                                                                   -----------

Total Current Liabilities                                               40,594
                                                                   -----------
DEFICIENCY IN ASSETS
Preferred Stock, (Note 5) 5,000,000 shares authorized,
  $.001 par value, 2,500,000 shares issued and outstanding               2,500
Common Stock, (Note 5) 50,000,000 shares authorized,
  $.001 par value, 6,169,633 shares issued and outstanding

                                                                         6,169
Additional paid-in capital                                           2,562,746
Deficit accumulated during development stage                        (2,612,009)
Total Deficiency in Assets                                             (40,594)
                                                                   -----------
Total Liabilities and Deficiency in Assets                                $ --



See accompanying notes.

                            GRIFFIN INDUSTRIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                              (UNAUDITED) (in US $)

                                                                                                        Period from
                                         FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED       October 14,
                                         ---------------------------   ---------------------------    1997 (Inception)
                                         September 30,  September 30,  September 30,  September 30,     to Sept 30,
                                             2003           2002            2003          2002             2003
                                         ------------   ------------   ------------   ------------      -----------
EXPENSES
Depreciation expense                            $ --           $ --           $ --           $ --            $1,590
Directors' fees                                   --             --             --             --            18,250
Office and miscellaneous                         224         15,517          7,101         68,814         1,221,504
Travel and entertainment                          --             --             --             --           402,749
Professional fees                              5,600          1,706         19,026          7,950         1,082,595
                                          ----------     ----------     ----------     ----------       -----------
Loss before other income (expenses)           (5,824)       (17,223)       (26,127)       (76,764)       (2,726,688)
OTHER INCOME (EXPENSES)
Investment income                                 --             --             --            792           100,359
Gain on settlement of accounts payable            --             --         14,728             --            14,728
Reduction to fair value of
  long-lived asset - computer equipment           --             --           (407)            --              (407)
                                          ----------     ----------     ----------     ----------       -----------
Net loss before taxes                         (5,824)       (17,223)       (11,806)       (75,792)       (2,612,008)
Provision for income taxes                        --             --             --             --                --
                                          ----------     ----------     ----------     ----------       -----------
Net loss                                     $(5,824)      $(17,223)      $(11,806)      $(75,792)      $(2,612,008)

Net loss per common share - basic
  and diluted                                 $(0.01)        $(0.01)        $(0.01)        $(0.03)

Weighted average number of common
  shares outstanding                       5,706,797      2,869,633      5,872,966      2,869,633


See accompanying notes.

                             GRIFFIN INDUSTRIES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                              (UNAUDITED) (in US $)


                                                                   Period from
                                        Nine Months Ended       October 14, 1997
                                    ---------------------------  (Inception) to
                                    September 30, September 30,   September 30,
                                        2003         2002             2003
                                    ------------  ------------  ----------------
OPERATING ACTIVITIES
Net loss                              $(11,806)     $(75,972)    $(2,612,008)
Adjustments to reconcile net loss
  to cash used in operations:
Accrued interest                            --          (792)        (17,285)
Depreciation expense                        --            --           1,590
Professional fees paid by issuance
  of common stock                          300            --             300

Gain on settlement of accounts payable (14,728)           --         (14,728)
Office expenses paid by stock options       --        19,914         186,000
Office expenses paid by principal
  stockholder                            6,470        49,539         115,522

Write off computer equipment               407            --             407
Changes in assets and liabilities:
Increase (decrease) in accounts
  payable and accrued expenses         (11,826)         (659)         27,284
                                      --------      --------     -----------
Cash used in operating activities      (31,183)       (7,970)     (2,312,918)
                                      --------      --------     -----------
INVESTING ACTIVITIES
Repayment of loan receivable from
  former principal stockholder              --         7,920          54,800
Purchase of equipment                       --            --          (1,997)
Advances on loan receivable from
  former principal stockholder              --            --        (125,000)
                                      --------      --------     -----------
Cash provided by (used in)
  investing activities                      --         7,920         (72,197)
                                      --------      --------     -----------
FINANCING ACTIVITIES
Capital contribution from former
  principal stockholder                  6,207            --           6,207
Proceeds from issuance of common
  and preferred stock                   25,000            --       2,378,908
                                      --------      --------     -----------
Cash provided by financing activities   31,207            --       2,385,115
                                      --------      --------     -----------
Increase (decrease) in cash and
  cash equivalents                          24           (50)             --

Cash and cash equivalents, (checks
  issued in excess of deposits)
  beginning of period                      (24)           47              --
                                      --------      --------     -----------
Cash and cash equivalents (checks
  issued in excess of deposits),
  end of period                             --           $(3)           $ --



See accompanying notes.

                            GRIFFIN INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              (UNAUDITED) (in US $)

1.    NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements have been prepared by the Company in conformity with generally accepted accounting principles in the United States of America for interim financial statements. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These unaudited interim financial statements do not include all disclosures required by generally accepted accounting principals in the United States of America and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2002. The results of operations for the nine-month period ended September 30, 2003 are not necessarily indicative of the results to be expected for the year ending December 31, 2003. Griffin Industries, Inc. (the "Company") was incorporated under the laws of the state of Maryland on October 14, 1997. The current business plan of the Company is to identify and evaluate opportunities for the acquisition of businesses that sell a portion, or the entirety, of their products or services over the Internet. The Company is considered to be a development stage company as it has had no revenues to date.

2.    GOING CONCERN AND MANAGEMENT PLANS

These financial statements have been prepared by management on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. However, the Company has incurred significant losses and negative cash flow from operations since its inception and has an accumulated deficit of $2,612,008 at September 30, 2003. A substantial portion of the losses are attributable to efforts in identifying and evaluating acquisition opportunities.

The Company's ability to continue as a going concern is in substantial doubt. The Company currently has no operations and no funds with which to develop operations. The Company is currently in the process of seeking short-term capital while it investigates business opportunities to merge with or acquire. The Company currently has no agreement or arrangement of merger or acquisition. There is no guarantee that the Company will be successful in developing any business opportunities or acquiring any operational capital.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

3.    SELECTED ACCOUNTING POLICIES

Stock-based compensation

The Company has elected to follow the intrinsic value approach of Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, in accounting for its employee stock options and warrants rather than the alternative fair value accounting allowed by Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). APB 25 provides that the compensation expense relative to the Company's employee stock options and warrants is measured based on the intrinsic value of the stock option or warrant. SFAS 123 permits companies to continue to follow APB 25 and provide pro-forma disclosure of the impact of applying the fair value method of SFAS 123.

 The following table illustrates the effect on loss and loss per common share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

                                                                   Period from
                                                                   October 14,
                                       For the Nine Months Ended        1997
                                      ---------------------------   (Inception)
                                      September 30,  September 30,  to Sept 30,
                                          2003           2002           2003
                                        --------       --------     -----------
Net loss, as reported                   $(11,806)      $(75,972)    $(2,612,009)
Add: Total stock-based employee
  compensation expense included in
  loss, as reported determined under
  APB 25, net of related tax effects          --             --              --

Deduct: Total stock-based employee
  compensation expense determined under
  fair value based method for all
  awards, net of related tax effects          --             --              --

Pro-forma loss                          $(11,806)      $(75,972)    $(2,612,009)

Loss per common share - basic and
  diluted, as reported                    $(0.01)        $(0.01)
Loss per common share - basic and
  diluted, pro-forma                      $(0.01)        $(0.01)

4.    RELATED PARTY TRANSACTIONS

During the nine-month period ended September 30, 2003, the following related party activities occurred:

1. On April 10, 2003, the Company's principal stockholder entered into a Stock Purchase Agreement (the "Agreement") as described in Note 6 and previous filings.

2. Prior to consummation of the Agreement, the Company paid $6,470 (June 30, 2002 - $33,233) for management and administrative services to the Company's former principal stockholder.

3. The note payable due to the Company's former principal stockholder was assigned to an unrelated third party under the terms of the Agreement. The note is non-interest bearing, unsecured and has no fixed terms of repayment.

4. Under the terms of the Agreement consummated April 10, 2003, the Company's former principal stockholder contributed $6,207 to the Company. The funds were used to settle accounts payable.

5. During the period ended June 30, 2003, the Company entered into a consulting agreement with the Company's former principal stockholder under the terms of the Agreement. The consulting agreement expired June 24, 2003 without any charges being incurred.

5.    COMMON STOCK

Issuance of Common Shares

On April 10, 2003, the Company issued 3,000,000 common shares for cash proceeds of $25,000 ( Note 6).

On September 30, 2003, the Company issued 300,000 common shares for professional fees rendered to the Company. These services were valued at $300.

Warrants

During the nine-month period ended September 30, 2003, no warrants expired, were exercised, or issued. The following warrants were outstanding as of September 30, 2003.

Number                     Exercise                 Expiry
of Shares                    Price                   Date
---------                  --------                 ------

388,000                       1.00             December 1, 2003

100,000                       1.00             December 1, 2003

100,000                       1.00             December 31,2004

Stock options

During the nine-month period ended September 30, 2003, 20,000 stock options with an exercise price of $3.00 expired on July 1, 2003. The following stock options were outstanding as of September 30, 2003:

Number                     Exercise                 Expiry
of Shares                    Price                   Date
---------                  --------                 ------

20,000                        3.00             January 1, 2004

20,000                        3.00             July 1, 2004

20,000                        3.00             January 1, 2005

6.    STOCK PURCHASE AGREEMENT

As of April 10, 2003, the Company consummated the Agreement with Global Funding Group, Inc. ("Global"), a Utah corporation, and the Company's controlling stockholder. Pursuant to the Agreement, Global purchased 3,000,000 shares common stock for an aggregate purchase price $25,000. In addition, Global purchased all of the Company's common stock owned by the Company's controlling stockholder, being 934,330 shares of common stock and 2,500,000 shares of series A preferred stock, for an aggregate purchase price of $1,000. Upon finalization of the
Agreement, Global became the Company's controlling shareholder owning approximately 67% of the Company's total common shares issued and outstanding. Subsequent to this Agreement, Landon Barretto resigned as officer and director of the Company. Paul Adams was appointed as president and director of the Company.

The Agreement required that the Company use the entire $25,000 to settle outstanding payables with any amounts in excess of the $25,000 required to be personally settled by the Company's previous controlling stockholder.

7.    SEGMENT INFORMATION

The Company operates in one segment, being the indentification and evaluation of opportunities for the acquisition of internet-based businesses, in the United States of America.

Dohan and Company
Certified Public Accountants
A Professional Association
7700 North Kendall Drive, Suite 204
Miami, Florida
33156-7564
Telephone  (305) 274-1366
Facsimile  (305) 274-1368

INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Griffin Industries, Inc.
(A Development Stage Company)

        We have audited the accompanying balance sheet of Griffin Industries,Inc. (a development stage company) as at December 31, 2002, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2001, and for the prior years' cumulative amounts from development stage activities were audited by other auditors whose report, dated February 15, 2002, expressed an unqualified opinion on those statements except such report was modified to include an explanatory paragraph for a going concern uncertainty.

        We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains future profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                /s/ DOHAN AND COMPANY, P.A.
                                                CERTIFIED PUBLIC ACCOUNTANTS

Miami, Florida

March 28, 2003 except for Note 12
which is as of April 11, 2003

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
BALANCE SHEETS
(Expressed in U.S. Dollars)
DECEMBER 31

                                                        2002            2001
                                                    -----------     -----------
ASSETS

Current assets
Cash and cash equivalents                           $        --     $        47
Deferred tax asset less valuation allowance
   of $832,900 (2001 - $802,400) (Note 8)                    --              --
                                                    -----------     -----------

Total current assets                                         --              47

Loan receivable from principal stockholder
  (Note 7)                                                   --          42,400

Computer equipment (Note 4)                                 407             582
                                                    -----------     -----------

Total assets                                        $       407     $    43,029
                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

Checks issued in excess of deposits                 $        24     $        --
Accounts payable and accrued liabilities                 39,110          33,331
Amounts due to principal stockholder (Note 7)            21,567              --
                                                    -----------     -----------
Total current liabilities                                60,701          33,331
                                                    -----------     -----------

Commitment and contingency (Note 12)

Stockholders' equity (deficency)

Common stock (Note 5)
  Authorized
    5,000,000 preferred shares with a par value
              of $0.001 per share
   50,000,000 common shares with a par value
              of $0.001 per share

  Issued and outstanding
    2,500,000 preferred shares (2001 - 2,500,000)         2,500           2,500
    2,869,633 common shares (2001 - 2,869,633)            2,869           2,869
Additional paid-in capital (Note 6)                   2,534,539       2,534,539
Unearned compensation                                        --         (19,914)
Accumulated deficit during development stage         (2,600,202)     (2,510,296)
                                                    -----------     -----------
Total stockholders' equity (deficiency)                 (60,294)          9,698
                                                    -----------     -----------

Total liabilities and stockholders' equity
  (deficiency)                                      $       407     $    43,029
                                                    ===========     ===========

The accompanying notes are an integral part of these financial statements.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

                                                                    Period from
                                                                    October 14,
                                     Year Ended      Year Ended       1997 to
                                    December 31,    December 31,    December 31,
                                        2002            2001            2002
                                    -----------     -----------     -----------

EXPENSES

Depreciation expense                $       175     $       250     $     1,590
Directors' fees                              --              --          18,250
Office and miscellaneous                 75,041         119,524       1,214,403
Professional fees                        15,482          35,766       1,063,569
Travel                                       --              --         402,749

                                    -----------     -----------     -----------

Loss before interest income             (90,698)       (155,540)     (2,700,561)

Interest income                             792           5,811         100,359
                                    -----------     -----------     -----------
                                            792           5,811         100,359
                                    -----------     -----------     -----------

Loss before income taxes                (89,906)       (149,729)     (2,600,202)

Provision for income taxes
  (Note 8)                                   --              --              --
                                    -----------     -----------     -----------

Net loss                            $   (89,906)    $  (149,729)    $(2,600,202)

Weighted average number
  of common shares
  outstanding - basic
  and diluted                         2,869,633       2,869,633

Loss per common share -
  basic and diluted                 $     (0.03)    $     (0.05)


The accompanying notes are an integral part of these financial statements.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in U.S. Dollars)

                                           Common                 Preferred
                                           Shares                   Shares
                                   --------------------     --------------------
                                   Number of     Amount     Number of     Amount
                                     Shares                   Shares
                                   ---------     ------     ---------     ------

Balance, October 14, 1997                 --     $   --            --     $   --

Issuance of common stock
  (Note 5)                           700,000        700            --         --
Issuance of preferred
  stock (Note 5)                          --         --     2,500,000      2,500
Shares to be issued
  (Note 5)                           139,000        139            --         --
Stock issue costs
  (Note 5)                                --         --            --         --
Net loss                                  --         --            --         --
                                   ---------     ------     ---------     ------
Balance,December 31, 1997            839,000        839     2,500,000      2,500
Issuance of common
  stock (Note 5)                   1,457,633      1,457            --         --
Stock issue costs
  (Note 5)                                --         --            --         --
Net loss                                  --         --            --         --
                                   ---------     ------     ---------     ------
Balance, December 31, 1998         2,296,633      2,296     2,500,000      2,500

Issuance of common
  stock (Note 5)                      23,000         23            --         --
Stock issue costs
  (Note 5)                                --         --            --         --
Issuance of common
  stock for services
  (Note 5)                           550,000        550            --         --
Net loss                                  --         --            --         --
                                   ---------     ------     ---------     ------
Balance, December 31, 1999         2,869,633      2,869     2,500,000      2,500

Stock compensation
  expense (Note 5)                        --         --            --         --
Net loss                                  --         --            --         --

                                   ---------     ------     ---------     ------
Balance, December 31, 2000         2,869,633      2,869     2,500,000      2,500

Stock compensation
  expense (Note 5)                        --         --            --         --
Net loss                                  --         --            --         --
                                   ---------     ------     ---------     ------
Balance, December 31, 2001         2,869,633      2,869     2,500,000      2,500

Stock compensation
  expense (Note 5)                        --         --            --         --
Net loss                                  --         --            --         --
                                   ---------     ------     ---------     ------
Balance, December 31, 2002         2,869,633     $2,869     2,500,000     $2,500


The accompanying notes are an integral part of these financial statements.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in U.S. Dollars)

                            Additional    Unearned    Accumulated       Total
                            Paid-in       Compen-     Deficit Under
                            Capital       sation      Development
                                                      Stage
                            -----------   ---------   -----------   -----------
Balance, October 14, 1997   $        --   $      --   $        --   $        --

Issuance of common stock
  (Note 5)                           --          --            --           700
Issuance of preferred
  stock (Note 5)                     --          --            --         2,500
Shares to be issued
  (Note 5)                      138,861          --            --       139,000
Stock issue costs
  (Note 5)                     (141,323)         --            --      (141,323)
Net loss                             --          --       (33,637)      (33,637)
                            -----------   ---------   -----------   -----------
Balance, December 31, 1997       (2,462)          _       (33,637)      (32,760)

Issuance of common
  stock (Note 5)              2,649,443          --            --     2,650,900
Stock issue costs
  (Note 5)                     (358,012)         --            --      (358,012)
Net loss                             --          --    (1,147,607)    1,147,607)
                            -----------   ---------   -----------   -----------
Balance, December 31, 1998    2,288,969          --    (1,181,244)    1,112,521

Issuance of common
  stock (Note 5)                 68,977          --            --        69,000
Stock issue costs
  (Note 5)                       (8,857)         --            --        (8,857)
Issuance of common
  stock for services
  (Note 5)                      185,450    (127,578)           --        58,422
Net loss                             --          --      (716,311)     (716,311)
                            -----------   ---------   -----------   -----------
Balance, December 31, 1999    2,534,539    (127,578)   (1,897,555)      514,775

Stock compensation
  expense (Note 5)                   --          --        53,832        53,832
Net loss                             --          --      (463,012)     (463,012)
                            -----------   ---------   -----------   -----------
Balance, December 31, 2000    2,534,539     (73,746)   (2,360,567)      105,595

Stock compensation
  expense (Note 5)                   --      53,832            --        53,832
Net loss                             --          --      (149,729)     (149,729)
                            -----------   ---------   -----------   -----------
Balance, December 31, 2001    2,534,539     (19,914)   (2,510,296)        9,698

Stock compensation
  expense (Note 5)                   --      19,914            --        19,914
Net loss                             --          --       (89,906)      (89,906)
                            -----------   ---------   -----------   -----------
Balance, December 31, 2002    2,534,539          --    (2,600,202)       60,294

The accompanying notes are an integral part of these financial statements.

\
GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

                                                                   Period From
                                                                   October 14,
                                      Year Ended     Year Ended    1997 to
                                      December 31,   December 31,  December 31,
                                      2002           2001          2002
                                      --------       ---------     -----------

OPERATING ACTIVITIES

Net loss                              $(89,906)      $(149,729)    $(2,600,202)
Add items not affecting cash:
  Accrued interest                        (792)         (5,805)        (17,285)
  Depreciation                             175             250           1,590
  Office and miscellaneous expenses
    paid by stock options               19,914          53,832         186,000
  Office and miscellaneous expenses
    paid by principal stockholder       55,539          53,513         109,052
Changes in non-cash working capital
  item:
  Increase in accounts payable and
  accrued accrued liabilities            5,779           7,645          39,110
                                      --------       ---------     -----------
Net cash used in operating activities   (9,291)        (40,294)     (2,281,735)
                                      --------       ---------     -----------

INVESTING ACTIVITIES

Repayment of loan receivable from
  principal stockholder                  9,220          35,580          54,800
Purchase of capital assets                  --              --          (1,997)
Advances on loan receivable
  principal stockholder                     --              --        (125,000)
                                      --------       ---------     -----------
Cash provided by (used in)
operating activities                     9,220          35,580         (72,197)
                                      --------       ---------     -----------

FINANCING ACTIVITIES

Proceeds from issuances of common and
  preferred stock                           --              --       2,353,908
                                      --------       ---------     -----------
Cash provided by financing activities       --              --       2,353,908
                                      --------       ---------     -----------

Decrease in cash and cash equivalents
  during the period                        (71)         (4,714)            (24)

Cash and cash equivalents,
  beginning of period                       47           4,761              --
                                      --------       ---------     -----------
Cash and cash equivalents (checks
  issued in excess of deposits), end
  of period                           $    (24)      $      47     $       (24)
                                      ========       =========     ===========


Supplemental disclosure for non-cash investing and financing activities (Note 9)

                                                                2002        2001

Cash paid during the year for interest                       $    --     $    --

Cash paid during the year for income taxes                   $    --     $    --


The accompanying notes are an integral part of these financial statements.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

1.      NATURE OF BUSINESS AND BASIS OF PRESENTATION

        Griffin Industries, Inc. (the "Company") was incorporated under the laws of Maryland on October 14, 1997. The current business plan of the Company is to identify and evaluate opportunities for the acquisition of businesses that sell a portion, or the entirety, of their products or services over the Internet. The Company is considered to be a development stage company.

        The Company and its stockholders have approved a plan to reincorporate the Company in the State of Delaware. The principal stockholder has agreed to surrender all Series A preferred stock to the Company for no consideration in connection with the re-incorporation of the Company into Delaware.

2.      GOING CONCERN

        These financial statements have been prepared by management on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. However, the Company has incurred significant losses and negative cash flow from operations since its inception and has an accumulated deficit of $2,600,202 at December 31, 2002 (2001 - $2,510,296). A substantial portion of the losses are attributable to efforts in identifying and evaluating acquisition opportunities. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon the continued support of its principal stockholder and obtaining additional financing. Management's plan in this regard is to complete additional financing or generate profitable operations in the future. Such financings may not be available or may not be available on reasonable terms. There can be no assurance the Company can attain profitable operations or obtain additional financing in the future.

        These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. The significant accounting policies adopted by the Company are as follows:

        Use of estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

        Foreign currency translation

        The monetary assets and liabilities of the Company that are denominated in foreign currencies are translated at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date. Exchange gains and losses arising on translation are included in the statements of operations.

        Cash and cash equivalents

        The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. Cash equivalents, which are comprised of money market funds, are stated at cost, which approximates market value. As at December 31, 2002 and 2001, cash equivalents was $Nil.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

        Computer equipment

        Computer equipment is recorded at cost less accumulated depreciation. Depreciation is being provided for annually using the declining balance method at a 30% rate annually.

        Income taxes

        Income taxes are accounted for using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are recognized to the extent that they are considered more likely than not to be realized.

        Net loss per common share

        Basic loss per share is computed by dividing loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Preferred shares are not included in the calculation of basic loss per share as the preferred shares are not entitled to receive any of the net assets of the Company in the event of liquidation or dissolution of the Company. Diluted loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock. Diluted loss per share is not presented separately from loss per share as the exercise of any warrants, options and preferred stock would be anti-dilutive.

        Stock-based compensation

        The Company has elected to follow the intrinsic value approach of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, in accounting for its employee stock options and warrants rather than the alternative fair value accounting allowed by Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). APB 25 provides that the compensation expense relative to the Company's employee stock options and warrants is measured based on the intrinsic value of the stock option or warrant. SFAS 123 permits companies to continue to follow APB 25 and provide pro-forma disclosure of the impact of applying the fair value method of SFAS 123.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

        Stock-based compensation (cont'd...)

        The following table illustrates the effect on loss and loss per common share if the Company had applied the fair value recognitiion provisions of SFAS 123 to stock-based employee compensation.

                                                                    Period From
                                                                    October 14,
                                        Year Ended    Year Ended    1997 to
                                        December 31,  December 31,  December 31,
                                        2002          2001          2002
                                        -----------   -----------   -----------

Loss, as reported                        $  (89,906)  $  (149,729)  $(2,600,202)
Add:  Total stock-based employee
compensation expense included in
loss, as reported determined under
APB 25, net of related tax effects               --            --            --
Deduct:  Total stock-based employee
compensation expense determined
under fair value based method for
all awards, net of related tax effects           --            --            --
                                         ----------   -----------   -----------
Pro forma loss                           $  (89,906)  $  (149,729)  $(2,600,202)

Loss per common share -
  basic and diluted, as reported         $    (0.03)  $     (0.05)


Loss per common share -
  basic and diluted, pro forma           $    (0.03)  $     (0.05)

        New accounting pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment at least annually. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

        In July 2001, FASB issued Statements of Financial Accounting Standards No. 143,"Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets in the period the obligation is incurred and can be reasonably estimated. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

        New accounting pronouncements (cont'd...)

        In October 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which Supersedes Statements of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

        In April 2002, FASB issued Statements of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS 145"). SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS 145 is effective for transactions occurring after May 15, 2002.

        In June 2002, FASB issued Statements of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146") that nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereby EITF 94-3 had recognized the liability at the commitment date to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged.

        In October 2002, FASB issued Statements of Financial Accounting Standards No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements No. 72and 44 and FASB Interpretation No. 9" ("SFAS 147"). SFAS 147 requires the application of the purchase method of accounting to all acquisitions of financial institutions, except transactions between two or more mutual enterprises. SFAS 147 is effective for acquisitions for which the date of acquisition is on or after October 1, 2002.

        In December 2002, FASB issued Statements of Financial Accounting Standards No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS 148"). SFAS 148 amends FASB Statement No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of FASB Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002.

        The adoption of these new pronouncements did not have or is not expected to have a material effect on the Company's consolidated financial position or results of operations.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

4.      COMPUTER EQUIPMENT

                                2002                    2001
                Cost       Accumulated    Net     Cost    Accumulated     Net
                          Depreciation    Book            Depreciation    Book
                                          Value                           Value
Computer
Equipment       $1,997          $1,590    $407    $1,997  $1,415         $582

5.      COMMON STOCK

        The holders of common stock are entitled to one vote per share of common stock held and the shares are fully transferable subject to applicable laws. In the event of a liquidation or dissolution of the Company, the holders of the common stock shall be entitled to receive all of the net assets of the Company.

        The issued and outstanding preferred stock consists of "Series A" convertible preferred stock, where each Series A convertible preferred stock will convert into five shares of common stock upon and subject to: a change in control of the Company; any tender offer of shares made under Section 14 of the Securities and Exchange Act which, upon approval and completion, would effect a significant change of control of the Company; or a liquidation or dissolution of the Company. The preferred stock is non-voting and does not entitle the shareholders of preferred stock to receive any of the net assets of the Company in the event of liquidation or dissolution of the Company.

        Shares issued

        During 1997, the Company issued an aggregate of 700,000 shares of common stock and 2,500,000 shares of preferred stock to certain officers of the Company for an aggregate amount of $3,200.

        The Company commenced a self underwritten public offering to investors on November 6, 1997, for 1,000,000 shares of common stock at an offering price of $1.00 per share. The Company relied on the exemption from registration requirements of the Securities Act of 1933 provided by Regulation E thereunder. Pursuant to this offering, the Company issued 1,000,000 shares of common stock between the period November 6, 1997 to March 6, 1998 (the offering termination date) for cash consideration of $675,128, net of share issue costs of $324,872.

        The Company commenced a self underwritten non-public offering to accredited investors on April 24, 1998, for 850,000 shares of common stock at an offering price of $3.00 per share. The Company relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation D thereunder. Subscriptions for 596,633 shares and $1,789,900 of cash consideration was received during the year ended December 31, 1998. The Company incurred $174,463 in share issue costs associated with this offering.

        On January 29, 1999, 50,000 shares of common stock were issued to a consultant in connection with services rendered in connection with a proposed financing. The fair value of these services of $24,500 were expensed in 1999.

        On May 13, 1999, 500,000 shares of common stock were issued to the principal stockholder of the Company for compensation of his role as a director of the Company. Those shares may not be transferred for a period of three years from the grant date and shall be forfeited if, on or before the third anniversary of the grant date, the director voluntary resigns his position as Chairman of the Company or is removed, for cause, from his position as Chairman. All shares held by the director upon resignation or removal shall be repurchased by the Company at a price of $0.01 per share. The fair value of these shares of $161,500 will be expensed over the three year period. For the year ending December 31, 2002, $19,914 (2001 - $53,832) was recorded in the statements of operations.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

5.      COMMON STOCK (cont'd...)

        Shares issued (cont'd...)

        Pursuant to an offering commenced in 1999, 23,000 shares at a price of $3.00 per share were issued on August 16, 1999, for cash consideration of $60,143 net of share issue costs of $8,857. The Company terminated the remainder of the offering after it received a Letter of Intent for a venture capital investment. This venture capital investment was not obtained when the Company discontinued its efforts to acquire equipment distributors.

        Warrants

        Number of Shares   Exercise Price   Expiry Date

        500,000 (i)        $       1.00     March 17, 2003 (expired unexercised)
        388,000 (ii)               1.00     December 1, 2003
        100,000 (iii)              1.00     December 1, 2003
        100,000 (iv)               1.00     December 31, 2004


        i) During 1997, the Board of Directors approved the authorization of Executive Employee Performance Warrants, which provided incentive warrants to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and pursuant to such issued an aggregate of 3,400,000 warrants to purchase the equivalent amount of common stock upon payment of a $1.00 per warrant to the Company.

        Of the 3,400,000 warrants, 3,100,000 were issued to the Chief Executive Officer and 300,000 were issued to the Chief Operating Officer. The warrants vest and are exercisable at a rate equal to the cumulative earnings per share as reported by the Company in its annual audited financial statements as a percentage of one dollar of cumulative earnings per share for the years 1998, 1999 and 2000. These performance warrants are subject to variable plan accounting and compensation expense will be recorded when it becomes probable that the warrants will vest. No compensation expense has been recognized in these financial statements.

        On March 17, 2000, the Company cancelled the 3,100,000 warrants issued to the Chief Executive Officer and granted 2,000,000 warrants to purchase the equivalent amount of common stock upon payment of $1.00 per warrant to the Company. These warrants expire on March 17, 2003 (expired unexercised). The warrants are subject to the following conditions: any unexercised warrants shall be forfeited if, on or before March 17, 2003, the Chief Executive Officer voluntarily resigns the position of Chairman of the Company, or is removed for cause from the position of Chairman by a vote of 75% of the other members of the Board.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

5.      COMMON STOCK (cont'd...)

        Warrants (cont'd...)

        On July 31, 2000, the Company reduced the 2,000,000 warrants issued to the Chief Executive Officer to 500,000. The exercise price and restrictions remained the same.

        On May 1, 2001, the 300,000 warrants issued to the Chief Operating Officer expired.

        ii) Pursuant to the issue of 1,000,000 shares of the common stock of the Company between November 6, 1997 to March 6, 1998, 150,000 warrants were issued to a consultant under an Investor Relations Consulting Agreement. These warrants are exercisable at a price of $1.00 per share and may be exercised prior to December 1, 2003. The fair value of these warrants was nominal, determined using the Black Scholes option pricing model, and no compensation expense has been recognized in these financial statements.

        During 1999, 18,000 common stock warrants were granted to a consultant in consideration for assistance in locating investors. These warrants are exercisable at a price of $1.00 per share on or before December 1, 2003. The fair value of these warrants was nominal, determined using the Black Scholes option pricing model, and no compensation expense has been recognized in these financial statements.

        Additional warrants totaling 220,000 were issued to directors and employees during 1997 and 1998 and remain outstanding. These warrants are exercisable at a price of $1.00 per share on or before December 1, 2003. No compensation expense has been recognized in these financial statements as the exercise price of these warrants exceeds management's estimates of the fair value of the Company's stock.

        iii) During 2000, 100,000 common stock warrants were granted to an individual under a co-employment agreement. These warrants are exercisable at a price of $1.00 per share on or before December 1, 2003. No compensation expense has been recognized in these financial statements as the exercise price of these warrants exceeds management's estimate of the fair value of the Company's stock.

        iv) During 2001, 100,000 common stock warrants were granted to an individual under a co-employment agreement. These warrants are exercisable at a price of $1.00 per share on or before December 31, 2004. No compensation expense has been recognized in these financial statements as the exercise price of these warrants exceeds management's estimate of the fair value of the Company's stock.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

5.      COMMON STOCK (cont'd...)

        Stock options

        On February 1, 1999, the Company adopted its 1999 Long-Term Stock Incentive Plan pursuant to which it can grant options and other awards to qualifying individuals. A total of 458,914 common shares have been reserved for issuance pursuant to the plan. No options under this plan are outstanding at December 31, 2002.

        In addition to its 1999 Long-Term Stock Incentive Plan, the Company has granted fully exercisable options to directors as follows:

        Number of Shares  Exercise Price   Expiry Date

        20,000            $         1.00   January 1, 2003 (expired unexercised)
        20,000                      3.00   July 1, 2003
        20,000                      3.00   January 1, 2004
        20,000                      3.00   July 1, 2004
        20,000                      3.00   January 1, 2005

        Stock options for the respective periods and the number of stock options outstanding are summarized as follows:

                                      Number of          Weighted Average
                                  Common Shares          Exercise Price
                                   Under Option

Balance, December 31, 2000, 2001
  and 2002                              100,000          $2.60

        The following is a summary of the status of stock options outstanding at December 31, 2002:

                                        Outstanding              Exercisable
        Options                         Options                    Options
        Exercise     Number     Weighted        Weighted   Number       Weighted
        Price                   Average         Average                 Average
                                Remaining       Exercise                Exercise
                                Contractual     Price                   Price
                                Life (yrs)

        $ 1.00       20,000     0.01            $1.00      20,000       $1.00
          3.00       80,000     1.25             3.00      80,000        3.00

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

6.      ADDITIONAL PAID-IN CAPITAL

        The excess of proceeds received for common or preferred shares over their par value of $0.001 is credited to additional paid-in capital.


7.      RELATED PARTY TRANSACTIONS

        Substantially all of the Company's operations are managed by the Company's principal stockholder and some executive, management and administrative services are provided by a company wholly-owned by the principal stockholder. During 2002, the Company paid or incurred $55,539 (2001 - $53,513) for management and administrative services to the principal stockholder in exchange for a reduction of the loan receivable from the principal stockholder. Additional management and administrative services with a fair value of $19,914 (2001 - $53,832) relating to unearned compensation were also incurred by the Company. Amounts paid or incurred in excess of the amount owing from the principal stockholder have been recorded as amounts due to the principal stockholder. Amounts due to the principal stockholder are unsecured, non-interest bearing and have no fixed terms of repayment.

        These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.      INCOME TAXES

        A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

                                               2002                  2001

Net loss before income taxes               $(89,906)            $(149,729)

Expected income tax benefit                  35,603                50,908
Unrecognized benefit of
  operating loss carry-forwards             (35,603)              (50,908)
                                           --------             ---------
Actual income tax benefit                  $     --             $      --
                                           ========             =========

        Significant components of the Company's deferred tax assets based on statutory tax rates are as follows:

                                           2002                   2001

Deferred tax assets:
  Loss carryforwards                       $ 832,900             $ 802,400
  Valuation allowance                       (832,900)             (802,400)
                                           ---------             ---------
                                           $      --             $      --
                                           =========             =========

        The Company has approximately $2,450,000 of operating loss carryforwards that expire beginning in 2018.

        The Company has provided a valuation allowance against its deferred tax assets given that it is in the development stage and it is more likely than not that these benefits will not be realized.

GRIFFIN INDUSTRIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)
DECEMBER 31, 2002

9.      SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES

        There were no significant non-cash transactions for the years ended December 31, 2002 and 2001.

10.     FINANCIAL INSTRUMENTS

        The Company's financial instruments consist of checks issued in excess of deposits, accounts payable and accrued liabilities and amounts due to principal stockholder. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

11.     SEGMENTED INFORMATION

        The Company operates in one segment, being the identification and evaluation of opportunities for the acquisition of Internet-based businesses, in the United States.

12.     SUBSEQUENT EVENT

        On March 24, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Global Funding Group, Inc. ("Global"), a Utah corporation and our controlling stockholder. Pursuant to the Agreement, at closing, Global will purchase 3,000,000 shares of the Company's authorized but unissued shares of common stock for an aggregate purchase price $25,000. In addition, at closing, Global will purchase all of the Company's common stock owned by the Company's controlling stockholder, being 934,330 shares of common stock and 2,500,000 shares of series A preferred stock, for an aggregate purchase price of $1,000. In addition, Global will enter into a consulting agreement with this stockholder to provide transition assistance to Global.

        The Agreement requires that the Company use the entire $25,000 to settle outstanding payables with any amounts in excess of the $25,000 required to be personally settled by the Company's controlling stockholder. The Agreement also requires the assignment to a third party of certain amounts due to the controlling stockholder. The Agreement also provides for mutual indemnification of the parties. If the closing is not accomplished by Apirl 30, 2003, the Agreement will automatically terminate unless the parties sign a written extension.

                         PERFISANS NETWORKS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)
                      YEAR ENDED DECEMBER 31, 2002 AND 2001
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNTS EXPRESSED IN US DOLLARS)

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA



                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Perfisans Networks Corporation
(A Development Stage Enterprise)

We have audited the accompanying balance sheets of Perfisans Networks Corporation (incorporated in Canada) as at December 31, 2002 and 2001 and the related statements of operations, cash flows and stockholders' equity for the year ended December 31, 2002 and the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perfisans Networks Corporation as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period ended December 31, 2001 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since the accompanying financial statements have not been prepared in accordance with generally accepted accounting principles and standards in Canada, they may not satisfy the reporting requirements of Canadian statutes and regulations.

Toronto, Ontario                                 "Schwartz Levitsky Feldman llp"
September 12, 2003                                         Chartered Accountants


              1167 Caledonia Road
              Toronto, Ontario M6A 2X1
              Tel:  416 785 5353
              Fax:  416 785 5663

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
AS AT DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                     September 30,   December 31,   December 31,
                                              2003           2002           2001
                                               $              $              $
                                       (Unaudited)
                                          (note 1)

                                 ASSETS
CURRENT ASSETS

    Cash and cash equivalents              825,975         28,188        379,213
    Accounts receivables (note 6)           25,258         14,807         30,582
    Prepaid expenses and deposits           30,465          8,720         18,054
                                           -------        -------        -------
                                           881,698         51,715        427,849

PROPERTY, PLANT AND EQUIPMENT (note 7)     120,764        105,995         99,768

INTELLECTUAL PROPERTY (note 8)             207,094        228,651           --
                                           -------        -------        -------
                                         1,209,556        386,361        527,617
                                         =========        =======        =======


   The accompanying notes are an integral part of these financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
AS AT DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                     September 30,   December 31,   December 31,
                                              2003           2002           2001
                                               $              $              $
                                       (Unaudited)
                                          (note 1)

                               LIABILITIES

CURRENT LIABILITIES

    Accounts payable and accrued
         liabilities (note 10)             345,836        168,850        89,568
    Current portion of long-term debt       41,977         50,490        31,391
                                        ----------     ----------     ----------
                                           387,813        219,340       120,959

LONG-TERM DEBT (note 11)                        --             --        50,007

LOAN FROM A SHAREHOLDER
    (note 12)                              361,597        408,401            --
                                        ----------     ----------     ----------
                                           749,410        627,741       170,966


COMMITMENTS AND CONTINGENCIES
    (note 15 and 16)

             SHAREHOLDERS' EQUITY (DEFICIENCY)

CAPITAL STOCK (note 13)                  3,489,810      2,176,710     1,120,210

ACCUMULATED OTHER COMPREHENSIVE
    INCOME (LOSS)                          (47,724)           481       (15,158)

DEFICIT, ACCUMULATED DURING
    THE DEVELOPMENT STAGE               (2,981,940)    (2,418,571)     (748,401)
                                        ----------     ----------     ----------
                                           460,146       (241,380)      356,651
                                        ----------     ----------     ----------
                                         1,209,556        386,361       527,617
                                        ==========     ==========     ==========


   The accompanying notes are an integral part of these financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                                             For the
                                                                                                                         period from
                                                                                  For the                                February 2,
                                                          Cumulative             9 months              For the         2001 (date of
                                                               since                ended           year ended        incorporation)
                                                           inception        September 30,         December 31,       to December 31,
                                                                                     2003                 2002                  2001

                                                                 $                    $                    $                     $
                                                          (Unaudited)          (Unaudited)
                                                             (note 1)             (note 1)

REVENUE
    Interest                                                   6,588                1,144                  496                4,948
    Other Income                                                 635                 --                    635                 --
                                                           ---------             --------           ----------            ----------
                                                               7,223                1,144                1,131                4,948
                                                           ---------             --------           ----------            ----------

OPERATING EXPENSES

    General and administration                             2,815,949              480,833            1,598,399              736,717
    Interest                                                   6,543                1,788                3,273                1,482
    Amortization                                             166,671               81,892               69,629               15,150
                                                           ---------             --------           ----------            ----------
TOTAL OPERATING EXPENSES                                   2,989,163              564,513            1,671,301              753,349
                                                           ---------             --------           ----------            ----------
LOSS BEFORE INCOME TAXES                                  (2,981,940)            (563,369)          (1,670,170)            (748,401)

    Income taxes (note 14)                                      --                   --                   --                   --
                                                           ---------             --------           ----------            ----------
NET LOSS                                                  (2,981,940)            (563,369)          (1,670,170)            (748,401)
                                                           =========             ========           ==========            ==========

   The accompanying notes are an integral part of these financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                                             For the
                                                                                                                         period from
                                                                                    For the                              February 2,
                                                             Cumulative            9 months             For the        2001 (date of
                                                                  since               ended          year ended       incorporation)
                                                              inception       September 30,        December 31,      to December 31,
                                                                                       2003                2002                 2001
                                                                    $                   $                   $                    $

                                                             (Unaudited)         (Unaudited)
                                                                (note 1)            (note 1)

CASH FLOWS FROM OPERATING
     ACTIVITIES
Net loss for the period                                      (2,981,940)           (563,369)         (1,670,170)           (748,401)
Items not requiring an outlay of cash
Amortization and impairment write-down                          166,671              81,892              69,629              15,150
     Issuance of Class B shares for
        consulting services                                      50,500               7,000              43,500                --
     (Increase) decrease in accounts
        receivables                                             (22,815)             (7,511)             16,145             (31,449)
     (Increase) decrease in prepaid
         expenses and deposits                                  (28,160)            (19,146)              9,552             (18,566)
     Increase in accounts payable
         and accrued liabilities                                311,129             140,244              78,779              92,106
                                                             ----------            --------          ----------            ---------
NET CASH USED IN OPERATING
     ACTIVITES                                               (2,504,615)           (360,890)         (1,452,565)           (691,160)
                                                             ----------            --------          ----------            ---------
CASH FLOWS FROM FINANCING
     ACTIVITIES

Proceeds from (repayment of) long-term debt                      35,786             (16,080)            (31,839)             83,705
Proceeds from loan (repayment of) from
     a shareholder                                              301,015            (109,258)            410,273                --
Proceeds from issuance of Class A
     convertible Preference shares                            2,686,869             553,869           1,013,000           1,120,000
Proceeds from issuance of Class A shares                        752,426             752,231                --                   195
Proceeds from issuance of Class B shares                             15                --                  --                    15
                                                             ----------            --------          ----------            ---------
NET CASH FLOWS PROVIDED BY
     FINANCING ACTIVITIES                                     3,776,111           1,180,762           1,391,434           1,203,915
                                                             ----------            --------          ----------            ---------
CASH FLOWS FROM INVESTING
     ACTIVITIES

Purchase of intellectual property                              (270,234)               --              (270,234)               --
Purchase of property, plant and equipment                      (174,304)            (22,174)            (34,385)           (117,745)
                                                             ----------            --------          ----------            ---------
NET CASH FLOWS USED IN INVESTING
     ACTIVITIES                                                (444,538)            (22,174)           (304,619)           (117,745)
                                                             ----------            --------          ----------            ---------

   The accompanying notes are an integral part of these financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS

FOR THE PERIOD ENDED DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                                             For the
                                                                                                                         period from
                                                                                         For the                         February 2,
                                                                                        9 months          For the      2001 (date of
                                                                    Cumulative             ended       year ended     incorporation)
                                                                         since     September 30,     December 31,    to December 31,
                                                                     inception              2003             2002               2001
                                                                           $                 $                $                  $
                                                                    (Unaudited)       (Unaudited)
                                                                       (note 1)          (note 1)
EFFECT OF FOREIGN CURRENCY
     EXCHANGE RATE CHANGES                                                (983)               89           14,725           (15,797)
                                                                      --------          --------         --------           --------
NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                                   825,975           797,787         (351,025)          379,213

Cash and cash equivalents, beginning
    of period                                                             --              28,188          379,213              --
                                                                      --------          --------         --------           --------
CASH AND CASH EQUIVALENTS,
     END OF PERIOD                                                     825,975           825,975           28,188           379,213
                                                                      ========          ========         ========          ========-
Cash and cash equivalents are comprised as follows:

Cash                                                                      --             825,975           28,188           252,745
Short-term investments                                                                      --               --             126,468
                                                                                        ========         ========          ========-
CASH AND CASH EQUIVALENTS
      - END OF PERIOD                                                                    825,975           28,188           379,213
                                                                                        ========         ========          ========-
INCOME TAXES PAID                                                                           --               --                --
                                                                                        ========         ========          ========-
INTEREST PAID                                                                              1,788            3,273             1,482
                                                                                        ========         ========          ========-

    The accompanying notes are an integral part of these financial statements

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD ENDED DECEMBER 31 AND SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                                                   Class A
                                                                                                               convertible
                                           Class A           Class A           Class B           Class B        Preference
                                         number of            shares         number of            shares         number of
                                            shares            amount            shares            amount            shares
                                       -----------     -------------     -------------      -------------    -------------
                                                                 $                                   $
Issuance of Class A shares               3,000,000               195              --                --                --
Issuance of Class B shares                    --                --              25,000                15              --
Issuance of Class A convertible
    Preference shares                         --                --                --                --           2,700,000
Foreign currency translation                  --                --                --                --                --
Net loss for the period                       --                --                --                --                --
                                       -----------     -------------     -------------      -------------    -------------
Balance as of December 31, 2001          3,000,000               195            25,000                15         2,700,000


Issuance of Class A shares              18,350,000              --                --                --                --
Issuance of Class B shares                    --                --           1,450,005            43,500              --
Issuance of Class A convertible
    preference shares                         --                --                --                --           1,762,500
Foreign currency translation                  --                --                --                --                --
Net loss for the year                         --                --                --                --                --
                                       -----------     -------------     -------------      -------------    -------------
Balance as of December 31, 2002         21,350,000               195         1,475,005            43,515         4,462,500

Issuance of Class A shares               1,500,000           752,231              --                --                --
Issuance of Class B shares                    --                --             110,000             7,000              --
Issuance of Class A convertible
    Preference shares                         --                --                --                --           1,051,834
Foreign currency translation                  --                --                --                --                --
Net loss for the period                       --                --                --                --                --
                                       -----------     -------------     -------------      -------------    -------------
Balance as of September 30, 2003        22,850,000           752,426         1,585,005            50,515         5,514,334
                                       ===========     =============     =============      =============    =============

                                                            Deficit,
                                           Class A       accumulated                            Accumulated
                                       convertible        during the                                  other
                                        Preference       development       Comprehensive      comprehensive
                                            amount             stage       income (loss)      income (loss)
                                       -----------     -------------      -------------      --------------
                                                $                $                 $                  $
Issuance of Class A shares                    --                --                 --                 --
Issuance of Class B shares                    --                --                 --                 --
Issuance of Class A convertible
    Preference shares                    1,120,000              --                 --                 --
Foreign currency translation                  --                --              (15,158)           (15,158)
Net loss for the period                       --            (748,401)          (748,401)              --
                                       -----------     -------------      -------------      --------------
Balance as of December 31, 2001          1,120,000          (748,401)          (763,559)           (15,158)
                                                                          =============

Issuance of Class A shares                    --                --                 --                 --
Issuance of Class B shares                    --                --                 --                 --
Issuance of Class A convertible
    preference shares                    1,013,000              --                 --                 --
Foreign currency translation                  --                --               15,639             15,639
Net loss for the year                         --          (1,670,170)        (1,670,170)              --
                                       -----------     -------------      -------------      --------------
Balance as of December 31, 2002          2,133,000        (2,418,571)        (1,654,351)               481
                                                                          =============
Issuance of Class A shares                    --                --                 --                 --
Issuance of Class B shares                    --                --                 --                 --
Issuance of Class A convertible
    Preference shares                      553,869              --                 --                 --
Foreign currency translation                  --                --              (48,205)           (48,205)
Net loss for the period                       --            (563,369)          (563,369)              --
                                       -----------     -------------      -------------      --------------
Balance as of September 30, 2003         2,686,869        (2,981,940)          (611,574)           (47,724)
                                       ===========     =============      =============      ==============

    The accompanying notes are an integral part of these financial statements

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

1.   BASIS OF PRESENTATION

     The financial statements for the nine months ended September 30, 2003 are unaudited. The interim results are not necessarily indicative of the results for any future period. In the opinion of management, the data in the financial statements reflects all adjustments necessary for a fair presentation of the results of the interim period disclosed. All adjustments are of a normal and recurring nature.

2.   NATURE OF OPERATIONS AND GOING CONCERN

     Perfisans Networks Corporation (the "Company") is a technology development company incorporated in Canada on February 2, 2001. The principal activity of the Company is the design and development of integrated circuits for commercial purposes.

     The Company is in its development stage and has not yet earned any significant revenues. Consequently, the Company has incurred losses since its incorporation in 2001. The Company has funded its operations to date through the issuance of shares.

     The Company plans to continue its efforts to acquire equity partners, to make private placements, and to seek funding for its projects; however there is no assurance that such efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Use of estimates

          These financial statements have been prepared in accordance with generally accepted accounting principles in the United Stated of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

     b)   Cash and Cash Equivalents (Bank Indebtedness)

          Cash and cash equivalents (bank indebtedness) includes cash on hand, amounts due to banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short maturity of those instruments.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     c)   Other Financial Instruments

          The carrying amount of the Company's accounts receivable and payable approximates fair value because of the short maturity of these instruments.

     d)   Long-term financial Instruments

          The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

     e)   Property, plant and equipment

          Property, plant and equipment are recorded at cost less accumulated amortization. Amortization is provided using the following annual rates and methods:

          Furniture and fixtures         20%            declining balance method
          Leasehold improvements         20%              5 years, straight-line
          Office equipment               20%            declining balance method
          Computer equipment             30%            declining balance method
          Computer software              50%                straight-line method

     f)   Intellectual Property

          Intellectual property is recorded at cost less impairment write down.

     g)   Foreign Currency Translation

          The Company is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars as the Company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

          Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income (loss).

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     h)   Income taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

          Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

     i)   Research and Development

          Research and development costs, other than capital expenditures but including acquired research and development costs, are charged against income in the period incurred.

     j)   Revenue recognition

          Sales are recognized upon delivery of goods and passage of title to customers.

     k)   Comprehensive income

          The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

     l)   Long-Lived assets

          The Company has adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superceded by SFAS No. 144 [note 3(o)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     m)   Concentration of Credit Risks

          The Company's receivables are unsecured and are generally due in 90 days. The Company's receivables do not represent significant concentrations of credit risks as at September 30, 2003 due to their immateriality.

     n)   Stock Based Compensation

          The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.

     o)   Recent Pronouncements

          SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangible Assets. SFAS No. 141 requires that companies use only the purchase method for acquisitions occurring after June 30, 2001. SFAS No. 142 required that goodwill and intangible assets acquired after June 30, 2001 should no longer be amortized but reviewed annually for impairment.

          SFAS No. 143 - Accounting for Asset Retirement Obligations - this standard requires that entities record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This standard is effective for fiscal years beginning after June 15, 2001.

          SFAS No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supercedes SFAS No. 121 - Accounting for the impairment of long-lived assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     o)   Recent Pronouncements (cont'd)

          SFAS No. 145 - Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No.4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

          SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

          SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

          SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

          SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

          SFAS No. 150- Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

          The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

4.   COMPREHENSIVE INCOME (LOSS)

     The components of comprehensive income (loss) are as follows:

                                                                                                For the
                                                                                            period from
                                                         For the                            February 2,
                                                        9 months            For the       2001 (date of
                                                    period ended         year ended      incorporation)
                                                   September 30,       December 31,     to December 31,
                                                            2003               2002                2001

                                                             $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
     Net loss                                           (563,369)        (1,670,170)           (748,401)
     Other comprehensive income (loss)
          foreign currency translation                   (48,205)            15,639             (15,158)
                                                        --------         ----------            --------
     Comprehensive loss                                 (611,574)        (1,654,531)           (763,559)
                                                        ========         ==========            ========

     The foreign currency translation adjustments are not currently adjusted for income taxes as the Company is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which are done as disclosed in note 3(g).

5.   INVESTMENT TAX CREDITS

     The Company participates in research and development which are eligible for tax credits upon filing of the Company's determination of qualifying expenditures. These amounts are subject to review and approval by the Canada Customs and Revenue Agency prior to the receipt of the funds. As the ultimate recovery of these amounts are not known, the Company has not recorded the investment tax credits receivable.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

6.   ACCOUNTS RECEIVABLE

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
     Accounts receivable                                  25,258             14,807              30,582
     Less:  Allowance for doubtful accounts                   -                  -                   -
                                                        --------         ----------            --------
     Accounts receivable, net                             25,258             14,807              30,582
                                                        ========         ==========            ========

     The Company carries accounts receivable at the amount it deems to be collectible. Accordingly, the Company provides allowances for accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from those estimated.

7.   PROPERTY, PLANT AND EQUIPMENT

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
     Furniture and fixtures                               44,511             38,086              29,593
     Leasehold improvements                               47,011             37,544              37,186
     Office equipment                                     34,165             29,051              21,573
     Computer equipment                                   58,486             34,976              21,791
     Computer Software                                    11,902              8,027               2,005
                                                        --------         ----------            --------
     Cost                                                196,075             147,684             112,148
                                                        --------         ----------            --------
     Less:  Accumulated amortization

          Furniture and fixtures                          14,664              8,041               2,713
          Leasehold improvements                          19,614             10,950               3,408
          Office equipment                                10,235              5,161               1,517
          Computer equipment                              21,468             11,303               3,629
          Computer Software                                9,330              6,234               1,113
                                                        --------         ----------            --------
                                                          75,311             41,689              12,380
                                                        --------         ----------            --------
     Net                                                 120,764            105,995              99,768
                                                        ========         ==========            ========

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

8.   INTELLECTUAL PROPERTY

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
     Intellectual property                               314,375            269,001                  -
     Less:  Impairment write down                        107,281             40,350                  -
                                                        --------         ----------            --------
                                                         207,094            228,651                  -
                                                        ========         ==========            ========

     Intellectual property represents licenses to use, modify and prepare derivative works of licensors' source material. Licenses may be subject to annual and usage fees. The terms of the licenses continue indefinitely unless breached by the terms of the agreements.

     The Company evaluates the recoverability of the intellectual property and reviews the impairment on continual basis utilizing the guidance of SFAS 142, "Goodwill and other Intangible Assets". Several factors are used to evaluate the intellectual property, including but not limited to, management's plans for future operations, recent operating results and projected undiscounted cash flows.

9.   BANK INDEBTEDNESS

     The Company has available facilities up to a maximum of $164,500 ($260,000 Canadian) consisting of an operating line of $6,500 and loans of $158,000. The operating line bears interest at the prime rate plus 5%. The loans bear interest and are repayable and secured as disclosed in note 11.

10.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
     Accounts payable and accrued liabilities
       are comprised of the following:

     Trade payables                                      338,186            153,004              77,868
     Accrued liabilities                                   7,650             15,846              11,700
                                                        --------         ----------            --------
                                                         345,836            168,850              89,568
                                                        ========         ==========            ========

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

11. LONG-TERM DEBT

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
a)   Instalment  loan to finance property
     and equipment additions, payable in
     60 monthly principal payments of
     $1,585 plus interest at prime plus
     2% per annum.                                            -               5,062              23,847

     Instalment loan under the bank's job
     creation loan program to finance
     property and equipment additions,
     payable in 60 monthly principal
     payments of $1,056 plus interest
     at prime plus 0.25% per annum.                       41,977             45,428              57,551
                                                        --------         ----------            --------
                                                          41,977             50,490              81,398

                Less:  Current portion                    41,977             50,490              31,391
                                                        --------         ----------            --------
                                                              -                  -               50,007
                                                        ========         ==========            ========

     As at December 31, 2002 and September 30, 2003, the Company was not in compliance with the financial covenants specified in its bank borrowing agreements. Consequently, long-term debt has been classified as current.

     b) Scheduled future principal payment obligations as at December 31, 2002 are as follows:

          2003                                                       $   17,739
          2004                                                           12,677
          2005                                                           12,677
          2006                                                            7,397
                                                                     ----------
                                                                     $   50,490
                                                                     ==========


     c) Interest expense with respect to long-term debt amounted to $1,788 for the nine month period ended September 30, 2003, $3,273 for the year ended December 31, 2002 and $1,482 for the period ended December 31, 2001.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

12.  LOAN FROM A SHAREHOLDER

     The loan from a shareholder is unsecured, non-interest bearing, no specific terms of repayment and is not expected to be repaid prior to October 1, 2004.

13.  CAPITAL STOCK

     a)   Authorized

          Unlimited number of Class A voting shares, participating
          Unlimited number of Class B non-voting shares, participating
          Unlimited number of Class A convertible Preference shares, non-voting, non-participating, redeemable, entitled to a non-cumulative dividend of 6% per annum in priority of all other classes of shares
          Unlimited   number   of  Class  B   Preference   shares,   non-voting,
               non-participating, redeemable, entitled to a non-cumulative dividend of 6% per annum in priority of the Class A voting and Class B non-voting shares

          Issued

                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
                                                      (Unaudited)
                                                         (note 1)
          22,850,000 Class A voting shares
               (21,350,000 in 2002 and
               3,000,000 in 2001)                        752,426                195                 195
          1,585,005 Class B non-voting shares
               (1,475,000 in 2002 and
               25,000 in 2001)                            50,515             43,515                  15
          5,514,334 Class A Convertible
               Preference shares (4,462,500 in
               2002 and 2,700,000 in 2001)             2,686,869          2,133,000           1,120,000
                                                       ---------          ---------           ---------
                                                       3,489,810          2,176,710           1,120,210
                                                       =========          =========           =========

     Each issued and outstanding Class B non-voting share and Class A convertible preference share shall automatically be converted into 1 Class A voting share upon the Company being listed for trade on a recognized stock exchange whether by way of filing a prospectus or a combination with one or more corporations.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

13.  CAPITAL STOCK (cont'd)

     b)   Changes to Issued Share Capital

          i) Upon incorporation, the Company issued 2 Class A Voting Shares for total consideration of $2.

          ii) During the period ended December 31, 2001, the Company issued 2,999,998 Class A Voting Shares for total consideration of $193.

          iii) During the period ended December 31, 2001, the Company issued 25,000 Class B Non-Voting Shares for total consideration of $15.

          iv) During the period ended December 31, 2001, the Company issued 2,700,000 Class A Convertible Preference Shares for total consideration of $1,120,000.

          v) For the period from January 1, 2002 to February 15 2002, the Company issued 750,000 Class A Convertible Preference Shares for total consideration of $400,000.

          vi) On February 15, 2002, the Company underwent a 3 for 1 stock split whereby it issued 18,350,000 Class A Voting Shares to all existing shareholders.

          vii) For the period from February 16, 2002 to April 30, 2002, the Company issued 200,000 Class A Convertible Preference Shares for total consideration of $120,000.

          viii) On July 1, 2002, the Company underwent a 3 for 1 stock split whereby it issued 600,005 Class B Non-Voting Shares to all shareholders who acquired any class of stock during the period from February 16, 2002 to April 30, 2002.


          ix) On July 1, 2002, the Company issued 850,000 Class B Non-Voting Shares to consultants for the fair value of their services estimated to be $43,500.

          x) For the period from May 1, 2002 to December 31, 2002, the Company issued 812,500 Class A Convertible Preference Shares for total consideration of $493,000.

          xi) For the period from January 1, 2003 to September 30, 2003, the Company issued 1,500,000 Class A Voting shares for consideration of $752,231, net of share issue costs, and 1,051,834 Class A Convertible Preference shares for consideration of $553,869, net of share issue costs.

          xii) For the period from January 1, 2003 to September 30, 2003, the Company issued 110,000 Class B Non-Voting shares to consultants for the fair value of their services estimated to be $7,000.

     c)   Employee Stock Option Plan

          The Company has adopted a Stock Option Plan (the Plan), pursuant to which 10,000,000 Class A Common Shares and 10,000,000 Class B Common Shares are reserved for issuance.

          Options may be granted to officers, directors, consultants and full-time employees of the Company. Options granted under the Plan may be exercisable for a period not exceeding four years, may require vesting, and shall be at an exercise price, all as determined by the Board. Options will be non-transferable and are exercisable only by the participant during his or her lifetime.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

13.  CAPITAL STOCK (cont'd)

     c)   Employee Stock Option Plan (cont'd)

          If a participant ceases affiliation with the Company by reason of death or permanent disability, the option remains exercisable for 180 days following death or 30 days following permanent disability but not beyond the options expiration date. Other termination gives the participant 30 days to exercise, except for termination for cause, which results in immediate termination of the option.

          Options granted under the Plan must be exercised with cash.

          Any unexercised options that expire or that terminate upon an employee ceasing to be employed by the Company become available again for issuance under the Plan.

          The Plan may be terminated or amended at any time by the Board of Directors.

          The activity of the Plan is as follows:

                                                               Shares            Shares
                                                            Available           Subject           Option
                                                            For Grant        to Options           Prices
                                                          -----------        ----------       ----------
          Outstanding at February 2, 2001                  20,000,000                -                -
          Granted                                         (2,194,500)         2,194,500             0.25
          Exercised                                                -                 -                -
          Expired                                                  -                 -                -
          Cancelled                                                -                 -                -
                                                          -----------        ----------       ----------
          Outstanding at December 31, 2001                 17,805,500         2,194,500             0.25
          Granted                                           (465,000)           465,000             0.25
          Exercised                                                -                 -                -
          Expired                                                  -                 -                -
          Cancelled                                                -                 -                -
                                                          -----------        ----------       ----------
          Outstanding at December 31, 2002                 17,340,500         2,659,500             0.25
          Granted                                         (1,135,400)         1,135,400             0.25
          Exercised                                                -                 -                -
          Expired                                                  -                 -                -
          Cancelled                                                -                 -                -
                                                          -----------        ----------       ----------
                                                           16,205,100         3,794,900             0.25
                                                          ===========        ==========       ==========

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

13.  CAPITAL STOCK (cont'd)

     c)   Employee Stock Option Plan (cont'd)

          As a private company the capital stock does not have a readily determinable market price or volatility. Consequently the Company is unable to reasonably determine a value for any options granted.

     d)   Purchase Warrants

          During 2003, 275,000 Class A Voting Purchase Warrants ("Class A Warrants") and 110,000 Class B non-voting Purchase Warrants ("Class B Warrants") were issued pursuant to Warrant Agreements. Each Class A Warrant and Class B Warrant entitles its holders to purchase, during the two year period commencing from the date that any of the company's shares are listed or quoted for trading on any recognized international stock exchange, one non-assessable Class A Voting share or Class B Non-voting share (respectively) at an exercise price of $0.60 per share or $0.25 per share (respectively), subject to the adjustments referred to below.

          The exercise price and the number of shares of stock purchasable upon the exercise of the warrants are subject to adjustment upon consolidation, sub-division, re-classification or redesignation of the shares. The warrants do not confer upon the holders any right or interest as a shareholder of the company.

     e)   Stock Options Available to a Consultant

          The Company has entered into an agreement with a consultant whereby the Company can settle fees through the issuance of shares in the aggregate of up to 200,000 at a price of $0.25 annually.

14.  INCOME TAXES

          The tax effect of significant temporary differences representing deferred tax assets is as follows:

                                                         For the
                                                        9 months            For the             For the
                                                           ended         year ended          year ended
                                                   September 30,       December 31,        December 31,
                                                            2003               2002                2001

                                                              $                  $                   $
     Deferred tax assets:

          Operating loss carryforwards                   890,000            480,000             225,000
          Valuation allowance                           (890,000)          (480,000)           (225,000)
                                                       ---------          ---------           ---------
          Net deferred tax assets                             -                  -                   -
                                                       =========          =========           =========

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003, DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

14.  INCOME TAXES (cont'd)

     The Company has determined that realization is not likely and therefore a valuation allowance has been recorded against this deferred income tax asset.

     The Company has certain non-capital losses of approximately $3,000,000 available, which can be applied against future taxable income and which expire in between 2008 and 2010.

15 . CONTINGENT LIABILITY

     The Company has received a Job Creation Loan in the amount of $65,000. If job creation under the loan program does not materialize, the penalty will be a retroactive increase in the interest rate to prime plus 2.5% per annum from prime plus 0.25% per annum.

     Management  is  unable  to  determine   the   likelihood  of  this  penalty
     materializing as at year end. Any expense that may result from this penalty will be recognized in the period in which it becomes known.

16.  COMMITMENTS

     The Company leases premises under an operating lease with a five year term. Minimum lease commitments exclusive of insurance and other occupancy charges under the lease at December 31, 2002 were:

     2003                                                               $ 44,381
     2004                                                                 44,381
     2005                                                                 44,381
     2006                                                                 18,492
                                                                        --------

17 . SEGMENT DISCLOSURES

     The Company, after reviewing its reporting systems, has determined that it has one reportable segment and geographic segment. The Company's operations are all related to the research, design, manufacture and sales of products and technologies related to the transmission of location based information, principally using wireless technology. No revenue has been generated to date. All assets of the business are located in Canada.

                         PERFISANS NETWORKS CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          INTERIM FINANCIAL STATEMENTS

                            AS OF SEPTEMBER 30, 2003

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM BALANCE SHEETS
AS OF SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                 September 30,      December 31,
                                                          2003              2002

                                                           $                 $
                                      ASSETS

 CURRENT ASSETS

    Cash and cash equivalents                          825,975            28,188
    Accounts receivable                                 25,258            14,807
    Prepaid expenses and deposits                       30,465             8,720
                                                     ---------         ---------
                                                       881,698            51,715

PROPERTY, PLANT AND EQUIPMENT                          120,764           105,995

INTELLECTUAL PROPERTY                                  207,094           228,651
                                                     ---------         ---------
                                                     1,209,556           386,361
                                                     =========         =========

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM BALANCE SHEETS
AS OF SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                         September 30,         December 31,
                                                                                  2003                 2002

                                                                                    $                    $
                                                  LIABILITIES

CURRENT LIABILITIES

    Accounts payable and accrued liabilities                                   345,836              168,850
    Current portion of long-term debt                                           41,977               50,490
                                                                             ---------           ----------
                                                                               387,813              219,340

LOAN FROM A SHAREHOLDER                                                        361,597              408,401
                                                                             ---------           ----------
                                                                               749,410              627,741
                                                                             ---------           ----------

                                       STOCKHOLDERS' EQUITY (DEFICIENCY)

CAPTIAL STOCK                                                                3,489,810            2,176,710

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)                                  (47,724)                 481

DEFICIT ACCUMULATED DURING
    THE DEVELOPMENT STAGE                                                   (2,981,940)          (2,418,571)
                                                                             ---------           ----------
                                                                               460,146             (241,380)
                                                                             ---------           ----------
                                                                             1,209,556              386,361

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                         Cumulative             For the             For the             For the              For the
                                              since             9 month             9 month             3 month              3 month
                                          inception        period ended        period ended        period ended         period ended
                                                          September 30,       September 30,       September 30,        September 30,
                                                                   2003                2002                2003                 2002

                                                $                   $                   $                  $                    $

   REVENUE

    Interest                                  6,588               1,144                 496               1,059                   4
    Other income                                635                --                  --                  --                  --
                                         ----------            --------          ----------            --------            --------
                                              7,223               1,144                 496               1,059                   4
                                         ----------            --------          ----------            --------            --------
OPERATING EXPENSES

    General and
      administration                      2,815,949             480,833           1,360,081             326,501             716,422
    Interest                                  6,543               1,788               2,574                 582                 813
    Amortization and
       impairment
       write-down                           166,671              81,892              52,215              28,272              17,488
                                         ----------            --------          ----------            --------            --------
TOTAL OPERATING
   EXPENSES                               2,989,163             564,513           1,414,870             355,355             734,723
                                         ----------            --------          ----------            --------            --------
NET LOSS                                 (2,981,940)           (563,369)         (1,414,374)           (354,296)           (734,719)
                                         ==========            ========          ==========            ========            ========

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                                                    For the                  For the
                                                                         Cumulative                 9 month                  9 month
                                                                              since            period ended             period ended
                                                                          inception           September 30,            September 30,
                                                                                                       2003                    2002

                                                                                $                       $                      $
CASH FLOWS FROM OPERATING
     ACTIVITIES

Net loss for the period                                                  (2,981,940)               (563,369)             (1,414,374)
Items not requiring an outlay of cash:
Amortization and impairment write-down                                      166,671                  81,892                  52,215
     Issuance of Class B shares for
        consulting services                                                  50,500                   7,000                  43,500
     Increase in accounts receivables                                       (22,815)                 (7,511)                (45,318)
     Increase in prepaid expenses and deposits                              (28,160)                (19,146)                  9,550
     Increase in accounts payable
         and accrued liabilities                                            311,129                 140,244                  16,797
                                                                         ----------               ---------              -----------
NET CASH USED IN OPERATING
     ACTIVITES                                                           (2,504,615)               (360,890)             (1,337,630)
                                                                         ----------               ---------              -----------
CASH FLOWS FROM FINANCING
     ACTIVITIES

Proceeds from (repayment of) long-term debt                                  35,786                 (16,080)                (23,876)
Proceeds from loan (repayment of) from
     a shareholder                                                          301,015                (109,258)                410,221
Proceeds from issuance of Class A
     convertible Preference shares                                        2,686,869                 553,869               1,013,000
Proceeds from issuance of Class A shares                                    752,426                 752,231                    --
Proceeds from issuance of Class B shares                                         15                    --                      --
                                                                         ----------               ---------              -----------
NET CASH FLOWS PROVIDED BY
     FINANCING ACTIVITIES                                                 3,776,111               1,180,762               1,399,345
                                                                         ----------               ---------              -----------
CASH FLOWS FROM INVESTING
     ACTIVITIES

Purchase of intellectual property                                          (270,234)                   --                  (270,200)
Purchase of property, plant and equipment                                  (174,304)                (22,174)                (34,437)
                                                                         ----------               ---------              -----------
NET CASH FLOWS USED IN INVESTING
     ACTIVITIES                                                            (444,538)                (22,174)               (304,637)
                                                                         ----------               ---------              -----------

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM STATEMENTS OF CASH FLOWS
FOR THE PERIODS ENDED SEPTEMBER 30
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                                                    For the                 For the
                                                                        Cumulative                  9 month                 9 month
                                                                             since             period ended            period ended
                                                                         inception            September 30,           September 30,
                                                                                                       2003                    2002

                                                                               $                        $                       $

EFFECT OF FOREIGN CURRENCY
     EXCHANGE RATE CHANGES                                                    (983)                      89                  13,093
                                                                           -------                  -------                --------
NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE PERIOD                                       825,975                  797,787                (229,829)

Cash and cash equivalents, beginning
    of period                                                                 --                     28,188                 379,213
                                                                           -------                  -------                --------
CASH AND CASH EQUIVALENTS,
     END OF PERIOD                                                         825,975                  825,975                 149,384
                                                                           =======                  =======                 =======
INCOME TAXES PAID                                                                                      --                       --
                                                                                                    =======                 =======
INTEREST PAID                                                                                        1,788                    2,574
                                                                                                    =======                 =======

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE PERIOD ENDED SEPTEMBER 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                                                                            Class A
                                                                                                                         convertible
                                                     Class A           Class A           Class B           Class B        Preference
                                                   number of            shares         number of            shares         number of
                                                      shares            amount            shares            amount            shares
                                               -------------     -------------     -------------     -------------     -------------
                                                                           $                                   $

Balance as of December 31, 2001                    3,000,000               195            25,000                15         2,700,000

Issuance of Class A shares                        18,350,000              --                --                --                --
Issuance of Class B shares                              --                --           1,450,005            43,500              --
Issuance of Class A convertible
    preference shares                                   --                --                --                --           1,762,500
Foreign currency translation                            --                --                --                --                --
Net loss for the year                                   --                --                --                --                --
                                                  ----------         ---------        ----------        ----------        ----------
Balance as of December 31, 2002                   21,350,000               195         1,475,005            43,515         4,462,500


Issuance of Class A shares                         1,500,000           752,231              --                --                --
Issuance of Class B shares                              --                --             110,000             7,000              --
Issuance of Class A convertible
    Preference shares                                   --                --                --                --           1,051,834
Foreign currency translation                            --                --                --                --                --
Net loss for the period                                 --                --                --                --                --
                                                  ----------         ---------        ----------        ----------        ----------
Balance as of September 30, 2003                  22,850,000           752,426         1,585,005            50,515         5,514,334
                                                  ==========         =========        ==========        ==========        ==========

                                                                                 Deficit,
                                                              Class A         accumulated                                Accumulated
                                                          convertible          during the                                      other
                                                           Preference         development        Comprehensive         comprehensive
                                                               amount               stage        income (loss)         income (loss)
                                                        -------------      --------------      ---------------    -----------------
                                                                  $                   $                     $                   $

Balance as of December 31, 2001                             1,120,000            (748,401)                --                (15,158)

Issuance of Class A shares                                       --                  --                   --                   --
Issuance of Class B shares                                       --                  --                   --                   --
Issuance of Class A convertible
    preference shares                                       1,013,000                --                   --                   --
Foreign currency translation                                     --                  --                 15,639               15,639
Net loss for the year                                            --            (1,670,170)          (1,670,170)                --
                                                            ---------          ----------          -----------           ----------
Balance as of December 31, 2002                             2,133,000          (2,418,571)          (1,654,531)                 481
                                                                                                    ==========

Issuance of Class A shares                                       --                  --                   --                   --
Issuance of Class B shares                                       --                  --                   --                   --
Issuance of Class A convertible
    Preference shares                                         553,869                --                   --                   --
Foreign currency translation                                     --                  --                (48,205)             (48,205)
Net loss for the period                                          --              (563,369)            (563,369)                --
                                                            ---------          ----------          -----------           ----------
Balance as of September 30, 2003                            2,686,869          (2,981,940)            (611,574)             (47,724)
                                                            =========          ==========          ===========           ==========

              The accompanying notes are an integral part of these
                         interim financial statements.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

1.   NOTES TO INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements do not include all the information and footnotes required by generally accepted accounting principles in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim periods are not necessary indicative of the results that may be expected for the year ended December 31, 2003. Interim financial statements should be read in conjunction with the company's annual audited financial statements.

2.   NATURE OF OPERATIONS AND GOING CONCERN

     Perfisans Networks Corporation (the "Company") is a technology development company incorporated in Canada on February 2, 2001. The principal activity of the Company is the design and development of integrated circuits for commercial purposes.

     The Company is in its development stage and has not yet earned any significant revenues. Consequently, the Company has incurred losses since its incorporation in 2001. The Company has funded its operations to date through the issuance of shares.

     As at September 30, 2003 and December 31, 2002, the Company was not in compliance with the financial covenants specified in its bank borrowing agreements. Consequently, long-term debt has been classified as current.

     The Company plans to continue its efforts to acquire equity partners, to make private placements and to seek funding for its projects; however there is no assurance that such efforts will be successful. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.   FOREIGN CURRENCY TRANSLATION

     The Company maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars (the reporting currency) as the company has elected to report in US dollars. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

     Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive loss.

PERFISANS NETWORKS CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED NOTES TO INTERIM FINANCIAL STATEMENTS
SEPTEMBER 30, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

4.   CONTINGENCY LIABILITY

     The Company has received a Job Creation Loan in the amount of $65,000. If job creation under the loan program does not materialize, the penalty will be a retroactive increase in the interest rate to prime plus 2.5% per annum from prime plus 0.25% per annum.

     Management  is  unable  to  determine   the   likelihood  of  this  penalty
     materializing as at period end. Any expense that may result from this penalty will be recognized in the period in which it becomes known.